UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

FARMERS & MERCHANTS BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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March 10, 2016

Dear Fellow Shareholders:

I am pleased to invite you to attend the Annual Meeting of Shareholders of Farmers & Merchants Bancorp, Inc. The meeting will be held at Founders Hall, located at Sauder Village, 22611 State Route 2, Archbold, Ohio 43502 on Thursday, April 14, 2016 at 7:00 P.M. (local time). The sit down dinner will begin at 6:00 P.M.

The Board is requesting shareholder approval of two items in addition to the election of directors. The Board has proposed to increase the number of Authorized Common Shares from 6,500,000 shares without par value to 10,000,000 shares without par value as noted in Proposal Two, and an advisory proposal on the appointment of BKD, LLP the Company’s independent registered public accounting firm as noted in Proposal Three.

Your vote is important no matter how many shares you own. I encourage you to read the proxy statement carefully and then to vote your shares. If you choose not to attend the Annual Meeting of Shareholders, you may vote by mail by signing, dating and returning the proxy card in the accompanying envelope. If you hold shares of Farmers & Merchants Bancorp, Inc. common stock directly in your name, you may also vote over the internet or by telephone. Internet and telephone voting instructions are printed on the proxy card sent to you.

If you do attend the meeting and desire to vote in person, you may do so even though you have previously submitted your proxy. In that case, your vote at the meeting would supersede your proxy.

We look forward to seeing you at the meeting.

Sincerely,

Paul S. Siebenmorgen, President and CEO
Farmers & Merchants Bancorp, Inc.

P.O. Box 216         307 North Defiance St.,        Archbold, Ohio 43502         Phone (419) 446-2501

FARMERS & MERCHANTS BANCORP, INC.

307 North Defiance St.

Archbold, Ohio 43502

(419) 446-2501

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

April 14, 2016

To Our Shareholders:

Notice Is Hereby Given that the Annual Meeting of Shareholders of Farmers & Merchants Bancorp, Inc., an Ohio corporation (the “Company”), will be held at Founders Hall, located at Sauder Village, 22611 State Route 2, Archbold, Ohio 43502 on Thursday, April 14, 2016 at 7:00 P.M. (local time), for the following purposes:

1.	Election of Directors - To elect the following eleven (11) nominees to the Board of Directors to serve until the Annual Meeting of Shareholders in 2017:

Eugene N. Burkholder	Jack C. Johnson	Kevin J. Sauder
Steven A. Everhart	Marcia S. Latta	Paul S. Siebenmorgen
Darryl L. Faye	Steven J. Planson	Steven J. Wyse
Jo Ellen Hornish	Anthony J. Rupp

2.	Increase the number of Authorized Common Shares – To amend the Company’s Articles of Incorporation to increase the number of Common Shares that the Company is authorized to issue from 6,500,000 shares without par value to 10,000,000 shares without par value.

3.	An advisory vote on the appointment of the independent registered public accounting firm, BKD, LLP.

4.	Other Business - To transact any other business which may properly come before the meeting or any adjournment of it.

The Board of Directors has fixed the close of business on February 24, 2016 as the record date for determination of shareholders who are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Lydia A. Huber, Secretary

Archbold, Ohio
March 10, 2016

If the enclosed proxy statement and annual report are being delivered to two or more security holders who share the same address, and the security holders sharing the same address each desires to receive a proxy statement and annual report, or if there is more than one copy of the proxy statement and annual report being delivered to security holders who share the same address, and it is preferred to receive a single copy of such proxy statement and annual report, please notify Ms. Lydia A. Huber, Secretary of Farmers & Merchants Bancorp, Inc. This request should be in writing addressed to Ms. Huber at Farmers & Merchants Bancorp, Inc., 307 North Defiance St., Archbold, Ohio 43502. If you have questions, please contact Ms. Huber by telephone at 419-446-2501.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDERS MEETING TO BE HELD ON APRIL 14, 2016

The proxy statement and annual report to security holders are available at:

http://www.fm-bank.com/proxy(FMAO)fm2015/fm_info.cfm

The following items are available at the specified web site:

•	The proxy statement being issued in connection with the 2016 Annual Meeting of Shareholders;

•	The Company’s 2015 Annual Report to Shareholders;

•	The form of proxy for use in connection with the 2016 Annual Meeting of Shareholders; and

•	The Company’s 2015 10-K Report.

Your vote is important. Even if you plan to attend the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope or follow the voting instructions for internet or telephone voting enclosed if you are a shareholder of record.

New York Stock Exchange and SEC rules govern how shares held in brokerage accounts may be discretionarily voted by brokers in director elections and other matters. If you do not direct your broker on how to vote your shares on Proposals One and Two, your brokerage firm may not vote them for you, and your shares will remain un-voted.

Therefore, if you hold shares in one or more brokerage accounts, it is very important that you direct your broker on how to vote your shares for all proposals.

A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders the opportunity to vote via the internet or by telephone. Voting forms will provide instructions for shareholders whose bank or brokerage firm is participating in ADP’s program.

You have the right to revoke your proxy and vote in person at the meeting if you so choose. Please contact Ms. Lydia A. Huber, Secretary of the Company at (419) 446-2501 if you would like information on how to obtain directions to be able to attend the meeting, and vote in person or if you have any additional questions.

The Proxy Statement, proxy card and Farmers & Merchants Bancorp, Inc. 2015 Annual Report will be mailed to shareholders commencing on or about March 10, 2016.

FARMERS & MERCHANTS BANCORP, INC.

Proxy Statement

for

Annual Meeting of Shareholders

April 14, 2016

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Farmers & Merchants Bancorp, Inc., an Ohio corporation (“Company”), to be used at the Annual Meeting of Shareholders of the Company, to be held at Founders Hall, located at Sauder Village, 22611 State Route 2, Archbold, Ohio 43502 on Thursday, April 14, 2016 at 7:00 P.M. (local time), and at any adjournments thereof, pursuant to the accompanying Notice of Meeting.

General Information about the Meeting and Voting Securities and Procedures

Who may vote at the meeting?

The Board of Directors has fixed the close of business on February 24, 2016 as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting. Subject to your right to vote cumulatively in the election of directors, if properly implemented, you are entitled to one vote for each share of common stock you held on the record date, including shares:

•	held directly in your name; and

•	held for you in an account with a broker, bank or other nominee (shares held in “street name”).

How many shares must be present to hold the meeting?

The Company’s Code of Regulations generally provides that shareholders present in person or by proxy at any meeting shall constitute a quorum for purposes of holding the meeting and conducting business. On the record date there were 4,605,534 shares of the Company’s common stock, without par value (“Common Stock”) outstanding, of which 38,995 shares are subject to restricted stock grants, the holders of which shares are entitled to vote such shares. Each of the holders of the outstanding shares and restricted stock grants totaling 4,605,534 shares are entitled to one vote per share, subject to the right to vote cumulatively in the election of directors, if properly implemented. Your shares are counted as present at the meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a proxy card or have voted electronically or by telephone prior to the meeting.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting.

What proposals will be voted on at the meeting?

There are three proposals scheduled to be voted on at the meeting which include: (i) the election of members to serve on the Company Board of Directors; (ii) a proposed amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of our common stock from 6,500,000 shares to 10,000,000 shares; and (iii) an advisory vote on the selection of our independent registered accounting firm, which gives you the opportunity to endorse or not endorse the Company’s appointment of the independent registered public accounting firm.

Who is requesting my vote?

The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Company and will be conducted primarily through the mail. Please mail your completed proxy in the envelope included with these proxy materials. In addition to the use of the mail, members of the Board of Directors and certain officers and employees of the Company or its subsidiary may solicit the return of proxies by telephone, facsimile, and other electronic media or through personal contact. The directors, officers and employees that participate in such solicitation will not receive additional compensation for such efforts, but will be reimbursed for out-of-pocket expenses. The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy will be borne by the Company.

How many votes are required to approve each proposal?

Proposal One:

Directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the eleven (11) nominees who receive the largest number of “FOR” votes cast will be elected as directors.

The laws of Ohio, under which the Company is incorporated, and the Company’s Articles of Incorporation provide that if notice in writing is given by any shareholder to the President, Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding a meeting of shareholders for the purpose of electing directors, that he desires that the voting at that election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he possesses in voting for directors. Cumulative voting rights allow shareholders to vote the number of shares owned by them times the number of directors to be elected and to cast such votes for one nominee or to allocate such votes among nominees as they deem appropriate. Shareholders will not be entitled to exercise cumulative voting unless at least one shareholder properly notifies the Company of their desire to implement cumulative voting at the Annual Meeting. The Company is soliciting the discretionary authority to cumulate votes represented by proxy, if such cumulative voting rights are exercised.

Proposal Two:

Under our Articles of Incorporation, the Company maintains a dual approval requirement for this particular amendment. To approve the amendment to increase the number of authorized shares, the affirmative vote of the holders of 66 2/3% of the total number of shares voted with respect to Proposal Two is required to approve the Amendment, provided however, that the total number of shares voted in favor of the Amendment also represent at least a simple majority of the Company’s total voting power.

Proposal Three:

The affirmative vote of a majority of the votes cast by the holders of the Company’s common stock is required to approve Proposal Three, a non-binding advisory vote on the appointment of the independent registered public accounting firm.

What are the effects of abstentions and broker non-votes on each proposal?

If you hold your shares in a trust or brokerage account (sometimes referred to as holding shares in “street name”) please note that your bank or brokerage firm has no discretionary voting authority with respect to either Proposals One or Two, and therefore cannot vote on either such proposal in the absence of your instructions. As a result, unless you direct your broker on how to vote your shares with respect to those proposals, your shares will remain un-voted on both Proposals One and Two. Shares held in street name for which no voting instructions have been provided by the beneficial owner (and which are not voted by the broker pursuant to discretionary voting authority) are generally referred to as “broker non-votes”.

Under Proposal One, Directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the 11(eleven) nominees who receive the largest number of “FOR” votes cast will be elected as directors. Abstentions from voting and broker non-votes, if any on Proposal One will have no effect on outcome of the election of Directors.

Because Proposal Two regarding the amendment to the Articles of Incorporation requires the affirmative vote of the holders of 66 2/3% of the total number of shares voted at the meeting, which must also, at a minimum, represent at least a simple majority of the Company’s total voting power abstentions from voting and broker non-votes, if any, in regard to this proposal will effectively represent a vote “against” the proposal.

Proposal Three regarding the non-binding advisory vote on the appointment of the Company’s independent registered public accounting firm requires only the vote of the majority of the “votes cast” at the Annual Meeting. Abstentions from voting and broker non-votes, if any, on Proposal Three are not treated as “votes cast”. As a consequence, abstentions from voting and broker non-votes, if any, on Proposal Three will have no effect on outcome of the passage of the proposal.

The Board of Directors urges you to read the Proxy statement carefully and then vote your shares for the Annual Meeting.

How are shares voted?

A shareholder may:

•	Vote “FOR” the proposal

•	Vote “AGAINST” the proposal or “Withhold Authority” to vote for one or more nominees for election to the Company’s Board of Directors; or

•	Abstain from voting on the proposal

If the accompanying proxy is properly signed and returned and is not withdrawn or revoked, the shares represented thereby will be voted in accordance with the specifications thereon. If the manner of voting such shares is not indicated on the Proxy, the shares will be voted “FOR” the election of each of the nominees for directors named herein, “FOR” the approval of the amendment to the Company’s Articles of Incorporation to increase the number of authorized common shares to 10,000,000; and “FOR” the ratification of the Company’s independent registered public accounting firm. Your shares will also be voted in the discretion of the proxy committee on any other business properly brought forth at the Annual Meeting.

If your shares are held by a broker, your broker is not permitted to discretionarily vote on your behalf in the absence of voting instructions from you for either Proposals One or Two. For your vote to be counted in the election of directors and with respect to the amendment to the Company’s Articles of Incorporation you must communicate your voting decisions to your bank, broker or other holder of record before the date of the Annual Meeting.

How does the Board recommend that I vote?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of each of the eleven (11) nominees for election to the Board of Directors listed in Proposal One to serve until the Annual Meeting of Shareholders in 2017;

•	“FOR” Proposal Two to amend the Company’s Articles of Incorporation to increase the number of Common Shares that the Company is authorized to issue from 6,500,000 shares without par value to 10,000,000 shares without par value; and

•	“FOR” Proposal Three to ratify the Company’s appointment of BKD, LLP as its independent registered public accounting firm.

How do I vote my shares without attending the meeting?

Whether you hold shares directly or in “street name”, you may direct your vote without attending the Annual Meeting. If you are a shareholder of record, you may vote by granting a proxy as follows:

•	By Mail – You may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

•	By Phone – You may vote by phone by calling 1-800-652-VOTE (8683) and following the instructions given.

•	By Internet – You may vote by internet by going to the following web site, following the instructions given and entering the requested information on your computer screen:

https://www.investorvote.com/FMAO

Your vote by phone or internet is valid as authorized by the Ohio General Corporation Law.

For shares held in “street name”, you should follow the voting instructions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in some cases, submit voting instructions by telephone or the internet. If you provide specific voting instructions by mail, telephone, or internet, your broker or nominee will vote your shares as you have directed. Under NYSE Rule 452, brokers will no longer be allowed to vote uninstructed shares in regard to the election of directors.

How do I vote my shares in person at the meeting?

Even if you plan to attend the meeting, we encourage you to vote by mail, phone or internet so your vote will be counted if you later decide not to attend the meeting.

If you choose to vote at the Annual Meeting:

•	If you are a shareholder of record, to vote your shares at the meeting you should bring the enclosed proxy card and proof of identity.

•	If you hold your shares in “street name”, you must obtain a proxy in your name from your bank, broker or other holder of record in order to vote at the meeting.

Bring the proxy (for record holders) or proof of beneficial ownership (for “street name” holders) such as a recent brokerage statement or a letter from your bank or broker, and proof of identity to the meeting.

What does it mean if I receive more than one proxy?

It likely means you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy.

May I change my vote?

Yes. The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder’s proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and notifying the Inspector of Elections of his or her intention to vote in person. Written notices of revoked proxies may be directed to Ms. Norma J. Kauffman, Inspector of Elections of Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502.

When will the proxy and annual report be mailed to shareholders?

This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy are being mailed to the Company’s shareholders on or about March 10, 2016.

How may I view the proxy and annual report electronically?

You may access the reports by going to our website at the following address:

http://www.fm-bank.com/proxy(FMAO)fm2015/fm_info.cfm

How Many Shares are Owned by Directors and Executive Officers?

All directors and executive officers of the Company as a group (comprised of 15 individuals), beneficially held 276,231 shares of the Company’s common stock as of January 27, 2016, representing 5.99% of the outstanding common stock of the Company.

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PROPOSAL ONE

Election of Directors and Information Concerning Directors and Officers

The Code of Regulations of Farmers & Merchants Bancorp, Inc. provides that the number of directors to be elected at the Shareholder Meeting will be determined by the vote of the shareholders, but shall not be less than nine or greater than twenty. Currently, the number of directors is set at eleven. Set forth below, as of the record date, is information concerning the nominees for the election to the Board of Directors. The following persons have been nominated as directors by the Board of Directors upon the recommendation of the Company’s Corporate Governance and Nominating Committee to serve until the Annual Meeting of shareholders in 2017:

Name	Age	Principal Occupation or Employment for Past Five Years	Year First Became Director
Eugene N. Burkholder	63	President, Falor Farm Center, Inc.	2012

Steven A. Everhart	61	Self Employed	2003

Darryl L. Faye	70	Retired CFO in Healthcare Industry	2012

Jo Ellen Hornish	62	CEO Hornish Bros, Inc. / Fountain City Leasing, Inc. / Advantage Powder Coating, Inc.	2013

Jack C. Johnson	63	President, Hawk’s Clothing, Inc.	1991

Dr. Marcia S. Latta	54	Vice President of University Advancement, The University of Findlay	2009

Steven J. Planson	56	President, Planson Farms, Inc.	2008

Anthony J. Rupp	66	President, Rupp Furniture Co.	2000

Kevin J. Sauder	55	President, Chief Executive Officer, Sauder Woodworking Co.	2004

Paul S. Siebenmorgen	66	President and CEO of the Corporation and The Farmers & Merchants State Bank	2005

Steven J. Wyse	71	Private Investor	1991

There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.

While it is contemplated that all nominees will stand for election, and the nominees have confirmed this with the Company, if one or more of the nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director of the Company, the proxies reserve full discretion to vote the common shares represented by the proxies for the election of the remaining nominees and any substitute nominee(s) designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned persons will be unavailable or unable to serve if elected to the Board. Under Ohio law and the Company’s Code of Regulations, the eleven (11) nominees receiving the greatest number of votes will be elected as directors. The attached form of proxy grants to the persons listed in such proxy the right to vote shares cumulatively in the election of directors if a shareholder properly implements cumulative voting.

Proxies in the form solicited hereby which are properly executed and returned to the Company will be voted in favor of each nominee for election to the Board of Directors unless otherwise instructed by the shareholder. Directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the eleven (11) nominees the largest number of “FOR” votes cast will be elected as directors. Abstentions from voting and broker non-votes, if any, on Proposal One will have no effect on outcome of the election of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS TO SHAREHOLDERS THE ELECTION OF THE ABOVE-LISTED PERSONS AS DIRECTORS FOR THE COMPANY.

The following table sets forth certain information with respect to the executive officers of the Company and the Bank:

Name	Age	Officer Since	Positions and Offices Held With Company and the Bank & Principal Occupation Held Past Five Years

Paul S. Siebenmorgen	66	2004	President and CEO (“PEO”)(1)

Barbara J. Britenriker	54	1992	Executive Vice President and Chief Financial Officer (“PFO”)(1)

Todd A. Graham	65	2008	Executive Vice President & Chief Lending Officer

Edward A. Leininger	59	1981	Executive Vice President and Chief Operating Officer

Rex D. Rice	57	1984	Executive Vice President and Senior Commercial Banking Director

(1)	The designation PEO means principal executive officer and PFO means principal financial officer under the rules of the SEC.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of common stock beneficially owned at January 27, 2016 by each director and nominee, and all directors and executive officers as a group. As of the date of this Proxy Statement, management is not aware of any person who beneficially owns more than five percent of the Company’s common stock.

Beneficial Ownership of Nominees for Director and Named Executive Officers	Amount of Shares of Common Stock Beneficially Owned		Percent of Total

Directors:

Eugene N. Burkholder	13,958	(1)	0.30%
Steven A. Everhart	11,410	(2)	0.25%
Darryl L. Faye	1,200	(3)	0.03%
Jo Ellen Hornish	1,400	(4)	0.03%
Jack C. Johnson	1,679		0.04%
Marcia S. Latta	1,488		0.03%
Steven J. Planson	6,293	(5)	0.14%
Anthony J. Rupp	18,091	(6)	0.39%
Kevin J. Sauder	5,070	(7)	0.11%
Paul S. Siebenmorgen	28,279	(8)	0.61%
Steven J. Wyse	141,068	(9)	3.06%

Execuitve Officers (other than Mr. Siebenmorgen who is noted above):

Barbara J. Britenriker	6,982	(10)	0.15%
Todd A. Graham	2,547	(11)	0.06%
Edward A. Leininger	29,235	(12)	0.63%
Rex D. Rice	7,531	(13)	0.16%
Directors and Executive Officers as a Group (15 persons)	276,231		5.99%

(1)	Includes 5,393 shares of common stock owned by Mr. Burkholder’s spouse in trust of which he is the trustee, and shares of common stock held in his individual trust.
(2)	Includes 11,410 shares of common stock owned jointly with Mr. Everhart’s spouse.
(3)	Includes 1,200 shares of common stock owned jointly with Mr. Faye’s spouse in trust.
(4)	Includes 1,400 shares of common stock owned jointly with Ms. Hornish’s spouse.
(5)	Includes 1,503 shares of common stock owned jointly with Mr. Planson’s spouse, 2,267 shares of common stock held in his individual trust, 1,394 shares of common stock owned individually by Mr. Planson, and 1,081 shares of common stock owned individually by Mr. Planson’s spouse.
(6)	Includes 8,964 shares of common stock owned individually by Mr. Rupp’s spouse.
(7)	Includes 2,535 shares of common stock owned by Mr. Sauder’s spouse in trust.
(8)	Includes 9,330 shares of common stock owned jointly by Mr. Siebenmorgen with his spouse, 3,700 shares owned by a church of which Mr. Siebenmorgen serves on the endowment committee (of which Mr. Siebenmorgen disclaims beneficial ownership), and 4,100 shares representing restricted stock awards issued pursuant to the Company’s Long Term Incentive Plan, 1,000 shares which will vest on 8/16/16, 1,100 shares which will vest on 8/15/17, 2017 and 2,000 shares which will vest on 8/21/18.
(9)	Includes 64,247 shares of common stock owned by Mr. Wyse’s spouse in trust and 10,273 shares of common stock owned in trusts of which Mr. Wyse is co-trustee, and 66,548 shares held by his individual trust.
(10)	Includes 5,382 shares of common stock owned jointly with Ms. Britenriker’s spouse and 1,600 shares representing restricted stock awards issued pursuant to the Company’s Long Term Incentive Plan, 500 shares which will vest on 8/16/16, 500 shares which will vest on 8/15/17, and 600 shares which will vest on 8/21/18.

(11)	Includes 947 shares of common stock owned jointly with Mr. Graham’s spouse and 1,600 shares representing restricted stock awards pursuant to the Company’s Long Term Incentive Plan, 500 shares which will vest on 8/16/16, 500 shares which will vest on 8/15/17 and 600 shares will vest on 8/21/18.
(12)	Includes 8,195 shares of common stock owned jointly with Mr. Leininger’s spouse, 19,440 shares for which he has Power of Attorney, and 1,600 shares representing restricted stock awards issued pursuant to the Company’s Long Term Incentive Plan, 500 shares which will vest on 8/16/16, 500 shares which will vest on 8/15/17 and 600 shares which will vest on 8/21/18.
(13)	Includes 5,911 shares of common stock owned jointly with Mr. Rice’s spouse and 1620 shares representing restricted stock awards issued pursuant to the Company’s Long Term Incentive Plan, 500 shares which will vest on 8/16/16, 520 shares which will vest on 8/15/17 and 600 shares which will vest on 8/21/18.

Committees of the Board of Directors

The following table summarizes the membership of the Board of Directors as of December 31, 2015 and each of its committees, and the number of times each met during 2015.

	Board	Audit Committee	Compensation Committee	Corporate Governance And Nominating Committee
Eugene N. Burkholder	Member
Steven A. Everhart	Member	Chair	Member
Darryl L. Faye	Member	Member
Jo Ellen Hornish	Member	Member
Jack C. Johnson	Chair		Member	Member
Marcia S. Latta	Member			Chair
Steven J. Planson	Member	Member
Anthony J. Rupp	Member			Member
Kevin J. Sauder	Member		Chair
Paul S. Siebenmorgen	Member
Steven J. Wyse	Vice Chairman		Member	Member

Number of Meetings in 2015	8	8	4	2

The Directors of Farmers & Merchants Bancorp, Inc. are also the directors of The Farmers & Merchants State Bank, the primary operating subsidiary of the Company. The Company’s Board of Directors met 8 times during 2015 whereas the Board of Directors of the Bank met 12 times in 2015.

During 2015, each director attended 75% or more of the total meetings of the Board and the committees on which they served (held during the period that each served as a director) of the Company and Farmers & Merchants State Bank.

The Compensation Committee is responsible for establishing salary levels and benefits for its executive officers. In determining the compensation of the executive officers of the Company’s subsidiary, the subsidiary has sought to create a compensation program that relates compensation to financial performance, recognizes individual contributions and achievements, and attracts and retains outstanding executive officers.

The Company has a Corporate Governance and Nominating Committee, which is responsible for recommendations to the full Board of Directors of candidates to serve as Director of the Company and the Bank, and to suggest any proposed amendments to the Company’s Articles of Incorporation, Code of Regulations and other corporate governance policies.

The Company also has an Audit Committee established in accordance with 15 U.S.C. 78c (a) (58) (A). The primary function of the Audit Committee is to review the adequacy of the Company’s system of internal controls, to investigate the scope and adequacy of the work of the Company’s independent public accountants and to recommend to the Board of Directors a firm of accountants to serve as the Company’s independent public accountants.

Corporate Governance

Starting in 2003, the Company reviewed its corporate governance policies as a matter of good business practices and in light of the passage of the Sarbanes-Oxley Act of 2002 (“Sarbanes Oxley”) and regulations promulgated by the Securities and Exchange Commission (“SEC”) and listing standards adopted by NASDAQ. While the corporate governance requirements set forth in the NASDAQ listing standards are not applicable to the Company because it is not listed on NASDAQ, the Company decided to implement most of those corporate governance policies to encourage appropriate conduct among the members of its Board of Directors, officers and employees and to assure that the Company operates in an efficient and ethical manner.

In consideration of the size, complexity, and nature of the Company’s business, the Board of Directors and Corporate Governance and Nominating Committee have chosen to establish separate positions for the President and the Board Chairman in order to maintain a separation of power and duties to further strengthen the governance structure. The Board Chairman is a non-employee, outside director who is not directly involved with the daily operations of the Company. Thus, the Board Chairman is able to focus attention on corporate structure and future strategic direction. The Board Chairman serves as the leader of the Board of Directors, presiding over full board meetings and ensuring full accountability for the shareholders’ interests. Effectively monitoring the decisions and actions of management is one of the primary roles of the Board of Directors. The President and Chief Executive Officer is a bank insider providing management and leadership for ongoing operations of the Company who is also accountable to the Board of Directors. Succession plans exist for the Board Chairman and President and Chief Executive Officer, as well as Vice Chairman of the Board, and all the Executive Officers of the Bank.

Committee Charters and Board Independence

The Board of Directors has adopted charters for the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The members of each of these three committees are currently, and under the terms of the respective charters, will continue to be “independent” pursuant to standards adopted by NASDAQ. Further, the Board of Directors has determined that under the NASDAQ “independence” standards, a majority of the members of the Board of Directors are currently independent. In reviewing the independence of members, the Board of Directors took into account the transactions disclosed under the caption Director Independence and Related Party Transactions appearing in this proxy. In making this determination, the Board has concluded that a majority of the members of the Board have no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Copies of the charters for each of these committees are available on the Bank’s website (www.fm-bank.com), and are available upon request from the Company. Shareholders desiring a paper copy of one or all of the charters should address written requests to Ms. Lydia A. Huber, Secretary of Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502.

Code of Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code”). The Code applies to all officers, directors and employees of the Company and the Bank. The administration of the Code has been delegated to the Audit Committee of the Board of Directors, a committee comprised entirely of “independent directors”. The Code addresses topics such as compliance with laws and regulations, honest and ethical conduct, conflicts of interest, confidentiality and protection of Company assets, fair dealing and accurate and timely periodic reports, and also provides for enforcement mechanisms. The Board and management of the Company intend to continue to monitor not only the developing legal requirements in this area, but also the best practices of comparable companies, to assure that the Company maintains sound corporate governance practices in the future.

A copy of the Company’s Code is available on the website of the Bank (www.fm-bank.com). In addition, a copy of the Code is available to any shareholder free of charge upon request. Shareholders desiring a copy of the Code should address written requests to Ms. Lydia A. Huber, Secretary of Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502, and are asked to mark Code of Business Conduct and Ethics on the outside of the envelope containing the request.

Nominations for Members of the Board of Directors

As noted above under “Corporate Governance”, the Company has a Corporate Governance and Nominating Committee. The current members of the committee all are “independent directors” (as defined by NASDAQ). The Corporate Governance and Nominating Committee has developed a policy regarding the consideration of nominations for directors by shareholders. The policy is posted on the Bank’s website for review by shareholders. As outlined in its policy, the Corporate Governance and Nominating Committee will consider nominations from shareholders, although it does not actively solicit such nominations. Proposed nominations should be addressed to Chairman of the Corporate Governance and Nominating Committee of Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502. Such nominations must include a description of the specific qualifications the candidate possesses and a discussion as to the effect on the composition and effectiveness of the Board. The identification and evaluation of all candidates for nominee to the Board of Directors are undertaken on an ad hoc basis within the context of the Company’s strategic initiatives at the time a vacancy occurs on the Board or as anticipated retirement dates approach. In evaluating candidates, the committee considers a variety of factors, including the candidate’s integrity, independence, qualifications, skills, occupation, experience (including experiences in finance and banking), familiarity with accounting rules and practices, and compatibility with existing members of the Board. In addition, attributes such as place of residence and geographic markets represented, age, gender, involvement and visibility in the counties and communities represented by the Company’s current and future geographic footprint, and relationships with the Company and the Bank are given consideration. Other than the foregoing, there are no stated minimum criteria for nominees, although the committee may consider such other factors as it may deem at the time to be in the best interest of the Company and its shareholders, which factors may change from time to time.

To maintain a diverse mix of individuals, primary consideration is given to the depth and breadth of an individual’s business and civic experience in leadership positions, as well as their ties to the Farmers & Merchants Bancorp, Inc.’s markets. All current directors were deemed eligible for nomination in the ensuring year.

Consideration has been given to the number of directors based on the board size of the ten peer bank holding companies as identified in the Compensation Discussion and Analysis for comparison of executive officer compensation. With the retirement of James Saneholtz from the Board of Directors in August 2015, the open seat on the board was closed for the present time and the number of seats on the Board of Directors was reduced to eleven (11). The Corporate Governance and Nominating Committee will continue to assess and evaluate how the Board of Directors is functioning and whether additional board members are needed.

As currently comprised, the Board of Directors is a diverse group of individuals who are drawn from various market sectors and industry groups with a presence in the Farmers & Merchants Bancorp, Inc.’s markets. Board members are individuals with leadership skills, extensive knowledge, and proven experience who reside in, serve and represent the Company’s geographic footprint throughout the counties and communities served, as well as the broader region. Current board representation provides a background in accounting, auditing, agriculture, construction, finance, fund raising, manufacturing, retail, commercial, and education. The expertise of these individuals covers accounting and financial reporting, corporate management and leadership, professional development, strategic planning, business acquisitions, marketing, human resources and employee relations, retail sales, small business operations, and family farm operations. In addition, gender and generational attributes further broaden the diversity of the full Board of Directors. What follows is a brief description of the particular experience and qualifications of each member of the Company’s Board of Directors.

Eugene N. Burkholder

•	Mr. Burkholder owns and manages Falor Farm Center, Inc., a large, independent agricultural retail fertilizer, chemical and seed company. His involvement with Falor Farm Center, Inc. spans over 35 years. He is part owner and member of Black Swamp Equipment, LLC, Burkholder Farms, LLC, and owner of JRBC Properties, LLC. He is also a cash grain farmer. Through his business relationships, he is knowledgeable of the markets covering Fulton, Defiance, Lucas, Henry, and Wood Counties in Ohio and Lenawee County, Michigan. These are the same areas where the Company’s potential customer base is growing and expanding. His induction into the Fulton County Agricultural Hall of Fame in 2011 attests to the depth of his agricultural involvement. He is a current member of the Fulton County Agricultural Society and Ohio Agricultural Business Association.

With his involvement in multiple companies, he also brings an understanding of the concerns and operations of small business. He is a current member of NFIB (National Federation of Independent Businesses), the Ohio Chamber of Commerce and also serves on the Pike-Delta-York School’s Financial Advisory Board. Mr. Burkholder chairs the Enterprise Risk Management Committee.

Mr. Burkholder is familiar with the workings of the Bank as he previously served on the Bank’s Delta Advisory Board. He graduated from Ohio State University with a Bachelor of Science in Agronomy specializing in soil fertility. A graduate of Wauseon High School, he previously worked for Fulton County Soil & Water Conservation Society and taught Vocational Agriculture at Stryker Local Schools in Stryker, Ohio.

Steven A. Everhart

•	Mr. Everhart is the Board of Directors’ designated financial expert providing financial expertise to the board structure. A Certified Public Accountant, Mr. Everhart worked for Ernst & Young, a large international accounting firm. His experience in public accounting included external bank audits and involvement with large corporate mergers and acquisitions. Currently, Mr. Everhart has a consulting business focused on business development and accounting services. He was the long-time Secretary/Treasurer and board member of a multi-state construction group that specialized in highway contracting, bridge building, steel erection, commercial and industrial construction, as well as environmental remediation. His professional duties included all financial activities and financial reporting, audit preparation, budgeting, compensation reviews, and knowledge of government regulatory requirements. He brings extensive accounting and financial expertise with a sound understanding of accounting principles and practices; experience in preparing, analyzing, and evaluating financial statements; knowledge of internal controls and procedures for financial reporting; as well as insight on audit committee functions. Mr. Everhart is Chairman of the Audit Committee, a member of the Compensation Committee and the Enterprise Risk Management Committee.

A graduate of the University of Cincinnati with a Bachelor of Arts degree in Business Administration, Mr. Everhart is a long-term resident of Northwest Ohio. His current memberships include Ohio Society of Certified Public Accountants and the Institute of Internal Auditors (IIA).

Darryl L. Faye

•	Mr. Faye retired from Cameron Memorial Hospital in Angola, Indiana, where he served as Chief Financial Officer. Mr. Faye had responsibilities for all financial reporting, budgets, strategic planning, audits, accounting, bond issuance, credit and collections, and Business Office functions. He also served on the Board of the Cameron Hospital Foundation. He has worked in healthcare for over 40 years, including serving as Corporate Controller for the twenty-one hospitals of the Shriners Hospitals for Crippled Children system, which included asset management of donated and willed properties; involving farms and related mineral rights, as well as other real estate. His healthcare financial experience also included positions at Northwestern Memorial and Michael Reese Hospitals and several other for-profit and non-profit hospitals in the Chicago area. Relocating from Chicago to central Illinois, he was the Vice President of Finance at Iroquois Memorial Hospital in Watseka, Illinois for 14 years. While in that capacity, he also served on the Boards of the Iroquois Development Association and the Iroquois County Historical Society and was the Finance Officer of the local American Legion Post. Due to his involvement in the healthcare industry, Mr. Faye can offer guidance on healthcare-related matters and brings financial and accounting expertise to the Board. He serves as a member of the Audit Committee.

Mr. Faye proudly served in the US Army, spending time in Vietnam where he earned a Bronze Star as a combat infantryman in the First Infantry Division. After completing part-time studies at Northwestern and Loyola Universities in Chicago, he completed his Bachelor of Arts degree in Business Administration at Lewis University, a Catholic liberal arts college in Romeoville, Illinois. He was a Board Member for Junior Achievement serving primarily in a fund-raising capacity for Steuben County, Indiana. While living in Chicago, he was a volunteer head coach of a junior high basketball program for 14 years. While living in Iroquois County, Illinois, he continued coaching basketball, this time at the high school level.

Jo Ellen Hornish

•	Ms. Hornish is the President and CEO of several Defiance area companies. She oversees the day-to-day strategic and financial operations of Hornish Bros., Inc., Fountain City Leasing, Inc., Advantage Powder Coating, Inc., OneSource Diversified Services, Ltd., and Hornish Properties, LLC. Hornish Bros., Inc. is a trucking company purchased in 1984 which has common and contract authority in 48 states and Canada. It has been recognized as an eight-time General Motors Worldwide Supplier of the Year. Fountain City Leasing, Inc. is a privately-owned business with over 120 trucks and 600 trailers leased to Hornish Bros., Inc. and employs over 115 drivers, office, and shop employees. Advantage Powder Coating, Inc. was formed to powder coat iron castings for the automotive community, with a line capacity to process over 100,000 pounds of castings per hour. Advantage Powder Coating, Inc. has expanded its services to include impregnation, feddling, inspection, and other foundry related services. OneSource Diversified Services, Ltd. supplies rental properties and buildings for vendors providing services to automotive companies. Hornish Properties, LLC is a holding company for farmland and real estate. Due to her corporate leadership and involvement in the automotive and transportation industries, Ms. Hornish can provide guidance to the Board on corporate management and matters relating to the automotive industry and transportation industry. She currently serves on the Audit Committee.

Ms. Hornish is also a managing member of the Sam Hornish Jr. Foundation and is responsible for gifting which includes many local and national charities. Area recipients include the Sam Hornish Family Heart Center at Defiance Regional Hospital, the Defiance Senior Center, Defiance Christmas for Kids, Sam Hornish Family Youth Lounge at the Defiance YMCA, Sam Hornish Family Fitness Room at Tinora High School, Sam Hornish Family Chapel at the Defiance Hospice Center, and the Browning Masonic Community Alzheimer Unit at Waterville. National charities include Feed the Children, Wounded Warrior Project, USO, St. Jude Children’s Research Hospital, and the Shriners Hospital for Children.

Born and raised in the Milwaukee, Wisconsin area, Ms. Hornish relocated to Northwest Ohio over 35 years ago. She currently resides near Defiance, Ohio. Her memberships include the American Trucking Association, Ohio Trucking Association, and the Northern Ohio Minority Supplier Development Council.

Jack C. Johnson

•	Mr. Johnson has 40 years experience in running an independent retail clothing business. His background and experience encompasses the various aspects of running a small retail business including accounting principles and practices, purchasing, retail sales, marketing, human resource management, and taxes. He brings valuable insight regarding small retail business operations; retail marketing and sales of products and services to consumers; and consumer buying habits and trends during various economic cycles. Prior to joining the Farmers & Merchants Bancorp, Inc. Board of Directors, Mr. Johnson served on the Bank’s Bryan Advisory Board. Mr. Johnson is Chairman of the Board of Directors and the Executive Committee and is a member of the Corporate Governance & Nominating Committee, the Compensation Committee, and the Enterprise Risk Management Committee.

Mr. Johnson graduated from Ohio State University with a Bachelor of Science degree in Business Administration specializing in marketing. A life-time resident of Williams County, Ohio, he is a member of the Bryan Chamber of Commerce and former board member representing the retail division. In addition, he is a member and former president of the Bryan Retail Merchants Association, a graduate of the Hagger Business School, a member of the Men’s Apparel Guild of California, and a member of the Action Sports Retailing Group. Annually, Mr. Johnson attends a trade show called Surf Expo which provides educational seminars offering guidance and advice on current retailing and marketing ideas. Recent seminars addressed secrets of successful retailers; tips, trends and techniques for the new era of merchandising; and effective email strategies for retailers. Mr. Johnson is a former member of The Doneger Group, a fashion merchandising and consulting group providing apparel retailers with merchandising information and trend analysis for the apparel market segments.

Marcia S. Latta

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Dr. Marcia Latta serves as Vice President for Advancement at The University of Findlay where she oversees fundraising, alumni and parent relations, community outreach, and the nationally-known Mazza Museum. Prior executive experience includes serving as Vice President for Advancement at DePauw

University where she organized and launched a $250 million campaign and more than doubled funds raised, and as the Bowling Green State University Foundation Vice President and Campaign Director for BGSU’s Building Dreams Centennial Campaign which resulted in nearly $150 million raised – the largest fundraising effort in Northwest Ohio history. Dr. Latta is a frequent presenter across the nation and internationally on development and board governance issues. She began her career as a congressional aide on Capitol Hill and then did volunteer work in Costa Rica before beginning her work in advancement. In addition to higher education, Dr. Latta has worked in hospital philanthropy, marketing, and served as the founding president of the Bowling Green Community Foundation.

Dr. Latta is a former president of the Northwest Ohio chapter of Association of Fundraising Professionals, which named her its Outstanding Fundraising Executive. She holds a doctor of education degree in leadership and policy studies from BGSU and has completed Harvard University’s School of Education’s Management and Leadership in Education program. Through her experience and education, she provides a strong understanding and commitment to leadership, board governance, corporate management, and public policy. Dr. Latta chairs the Corporate Governance and Nominating Committee. She is active in many civic and professional organizations including the Toledo Zoo Board of Directors, Rotary International and the Ohio Citizens for the Arts Board, among others. A former resident of Williams County, Ohio, she now resides in Wood County.

Steven J. Planson

•	Mr. Planson has successfully managed a large family farm corporation for over 25 years with a primary focus on grain production and processing tomatoes. In addition, he is involved with a family trucking operation. Mr. Planson and his wife were previously named the Ohio Farm Bureau Federation’s Outstanding Young Couple in recognition of their farming operation accomplishments and leadership in the agricultural community. He is a past recipient of Red Gold Master Grower Awards for his tomato growing operation. His extensive farming background and practical experience provide significant insight regarding farm business management; agriculture finance; commodity sales and marketing; as well as the local farm economy and challenges to the farming industry. He also offers a valuable perspective on local and state government matters from his service as a Township Trustee. Mr. Planson is a member of the Audit Committee, was a member of the Director Loan Committee, and in 2016 joined the Enterprise Risk Management Committee.

Prior to joining the Farmers & Merchants Bancorp, Inc. Board of Directors, Mr. Planson served on the Bank’s Stryker Advisory Board. A life-time resident of Williams County, Ohio and graduate of Stryker High School, Stryker, Ohio, Mr. Planson has served as a Springfield Township Trustee in Williams County, Ohio for the past 20 years. As a Township Trustee, he also served on the Springfield Township Zoning Board. He was a member of the Stryker Farmers Exchange Board for 22 years, serving as president six of those years. A former board member of the Williams County Farm Bureau and former trustee of the Campbell Soup Tomato Growers Association, Mr. Planson is an active member of the Williams County Farm Bureau, Stryker Chamber of Commerce, Stryker Heritage Council, Stryker Rotary Club, and Friends of Stryker Library. In 2011, Mr. Planson was the recipient of the Paul Harris Award by the Rotary Foundation. The Paul Harris Award recognizes individuals who have made contributions in promoting human philanthropic projects throughout the local community and around the world.

Anthony J. Rupp

•	Mr. Rupp has served as President of a family-owned retail furniture business located in Archbold and Bryan, Ohio for over 40 years. He is responsible for the management and day-to-day operations of the business. His background and experience encompasses the various aspects of running a small business including accounting and finance; purchasing; retail sales and marketing; and human resource management. He offers a valuable perspective regarding small retail business operations; business finance; retail marketing and sales of products and services to consumers; economic trends; and consumer buying habits. Mr. Rupp is a member of the Corporate Governance & Nominating Committee, Executive Committee and was a member of the Director Loan Committee. In 2016, he joined the Audit Committee and the Compensation Committee.

Prior to joining the Farmers & Merchants Bancorp, Inc. Board of Directors, Mr. Rupp served on the Bank’s Archbold Advisory Board. He has Bachelor of Science degree in Business Administration. A long-term resident of Fulton County, Ohio, Mr. Rupp is a former elected member of the Archbold Village Council, a current member of the Archbold Area Chamber of Commerce, and a former board member and retail division vice president of the Archbold Area Chamber of Commerce. He is a member and past president of the Archbold Rotary Club.

Kevin J. Sauder

•	Mr. Sauder has served as President/Chief Executive Officer since 2001 of Sauder Woodworking Company, a large privately-held, family-run corporation. The corporation, which is North America’s largest manufacturer of ready-to-assemble furniture, employs over 2,600 employees. Through its subsidiaries, Sauder Manufacturing and Progressive, Inc., serves the worship, education, health care, and assembled bedroom furniture markets. His extensive experience in executive management and corporate leadership enables him to provide knowledge and expertise to the board regarding corporate management, corporate finance, product sales and marketing, and human resource management. His knowledge and expertise further enable him to assist the board on matters involving business acquisition, financial turnarounds, strategic planning, executive officer compensation and incentives, and shareholder relations. Mr. Sauder is Chairman of the Compensation Committee, a member of Executive Committee and was a member of the Director Loan Committee.

Mr. Sauder has a Master’s of Business Administration degree from Duke University, and an undergraduate degree from Miami University. A long-term resident of Fulton County, Ohio, he is a member of the Archbold Rotary Club. Mr. Sauder is the immediate past Chairman of the American Home Furnishings Alliance, a Trustee of the ProMedica Health System, and the Great Lakes Collaborative for Autism.

Paul S. Siebenmorgen

•	Mr. Siebenmorgen has over 30 years of senior management experience in community banks based in Indiana and Ohio. He is a past recipient of the American Bankers Association Presidential Citation and has experience in managing bank mergers and acquisitions. With a Bachelor of Science and Master’s Degree from Indiana State University, he has graduated from numerous state and national banking schools. Mr. Siebenmorgen has served as the Chairman of the Ohio Bankers League Board of Directors. He currently serves on the American Bankers Association Government Relations Council and is a member of the Federal Reserve Bank of Cleveland Community Depository Institutions Advisory Council. He is member of the Risk Management Association, a professional association that helps members identify and manage the impacts of credit risk, operational risk, and market risk on their businesses and customers. His extensive knowledge and long-term experience in banking provide a deep understanding of finance and financial reporting; regulatory and risk management; consumer banking; commercial and small business banking; business development; and government relations. Having a strong lending background enables Mr. Siebenmorgen to provide extensive analytical expertise in evaluating loans and loan relationships. His numerous years in corporate leadership and management result in significant insight on matters involving corporate governance, strategic planning, mergers and acquisitions, executive officer compensation and incentives, human resource management, and shareholder relations. Mr. Siebenmorgen serves as the President and Chief Executive Officer of the Board of Directors as well as the Company’s subsidiary, The Farmers & Merchants State Bank. He is a member of the Executive Committee and the Bank Building Committee and was Chairman of the Director Loan Committee.

A former elected City Council member and former County Agricultural Extension Agent in Indiana, Mr. Siebenmorgen also served on the Indiana Statewide Certified Development Corporation Loan Committee and was a Community Development Corporation and County Economic Development Commission member in Indiana. He is an active member of the Archbold Rotary Club and a former board member and past president of the Archbold Area Chamber of Commerce, Archbold, Ohio. In 2011, Mr. Siebenmorgen was appointed to the Northwest State Community College Board of Trustees by Ohio Governor John Kasich.

Steven J. Wyse

•	Mr. Wyse is a private investor with management experience and an extensive background in manufacturing. He has owned and managed numerous small manufacturing businesses in several industries in the bank’s current market area, as well as outside the immediate area. In addition, he also owns and manages commercial real estate and farm real estate. His small business ownership and management experience enable him to provide valuable insight and assistance in understanding and evaluating manufacturing operations and business relationships; business development; real estate development; finance; and employee relations. As a private investor, he provides additional perspective regarding shareholder relations. Mr. Wyse serves as the Vice Chairman of the Board of Directors and is a member of the Executive Committee, the Enterprise Risk Management Committee, the Corporate Governance & Nominating Committee, the Compensation Committee, and the Bank Building Committee.

A life-time resident of Fulton County, Ohio, Mr. Wyse holds an undergraduate degree in business management. He is a former elected member of the Archbold Area Schools Board of Education and a former board member and past president of the Archbold Area Chamber of Commerce, Archbold, Ohio. Mr. Wyse also serves on the Executive Board of Bay Colony Community Association in Naples, Florida.

The Corporate Governance and Nominating Committee also has been designated by the Company’s Corporate Governance Guidelines to receive, review and respond, as appropriate, to communications concerning the Company from employees, officers, shareholders and other interested parties that such parties want to address to non-management members of the Board of Directors. Shareholders who want to direct such questions to the non-management members of the Board of Directors should address them to the Chairman of the Corporate Governance and Nominating Committee, Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502.

The Company’s Corporate Governance Guidelines also contain a provision stating that it is expected that all members of the Board of Directors will attend the Annual Meeting of Shareholders. All of the members of the Board of Directors attended the 2015 Annual Meeting of Shareholders, with the exception of Jo Ellen Hornish and Kevin Sauder who were unable to attend.

Risk Oversight

The Board of Directors is responsible for ensuring that an adequate risk management framework is in place and functioning as intended. A clear understanding and working knowledge of the types of risks inherent to the Company’s activities is an absolute necessity. The Board has appointed a Risk Committee comprised of the following ten members: the President and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Lending Officer, Sr. Commercial Loan Officer, Operations & Information Technology Officer, EVP of Retail Banking, Marketing Director, Deposit Administrator and the Risk Management Officer. The Risk Committee is responsible for loss control and day-to-day oversight of the risk management function.

The risk management program focuses risk assessment on ten risk categories. The Risk Committee meets monthly and reviews several risk categories each month ensuring all risk categories are reviewed quarterly. Each risk category is assigned a risk rating (High, Moderate, Low) based on the significance of the risk and a risk trend (Increasing, Decreasing, or Stable) is defined. Additional internal bank experts may attend meetings during each quarter to report on a risk category under review and offer recommendations regarding the risk assessment and trend for a particular risk category. Results of the monthly review of risk categories are reported to the Board of Directors Enterprise Risk Management Committee (ERM) each quarter. In addition, the Company’s risk position is reported to the Board of Directors quarterly. Risk management reports include the following:

•	Discussion of the bank’s current overall risk position;

•	Identification of each of the ten categories of risk and the current position of each of these risk categories;

•	Analysis of current position of each risk category;

•	Comparison of actual performance versus expected performance, where appropriate;

•	Identification of results outside of guidance targets and action plans established for issues to be resolved; and

•	Recommendations for changes to risk parameters or measurement tools.

The Board ERM Committee defines risk exposure limits for each risk category taking into consideration the bank’s strategic goals and objectives and current market conditions. The Board ERM Committee reviews and approves any necessary changes to risk exposure limits after careful consideration of any changes in market conditions or corporate strategy and adopts guidelines, through the input of the Risk Committee’s analysis and discussion, regarding the maximum loss exposure the Bank is able and willing to assume. At least annually, the Board of Directors reviews and approves the risk management program and policies based on information presented throughout the year from the Risk Committee.

Credit Risk

Credit risk is addressed in formal loan proposals presented to the Officer Loan Committee, Directors Loan Committee, the Loan Review Committee, and the Board of Directors. Loans and potential loan relationships greater than $250,000 are analyzed by the Credit Analyst Department and require a formal loan proposal and approval by the appropriate loan committee. Regardless of whether a new loan request, a formal loan proposal, or an annual loan relationship review, each proposed loan, existing loan, or loan relationship has an assigned Loan Risk Rating based on credit factors, collateral adequacy, and financial strength of the loan relationship. Decisions are made based on the most complete up-to-date information available. The defined Loan Risk Ratings are designed to cover a broad range of customers, so dominant risk characteristics determine the rating assigned. In some instances, additional pricing, collateral, covenants, or risk mitigants may be necessary to reduce risk or credit exposure or to improve relationship profitability.

Interest Rate Risk

Interest rate risk is a large component of asset/liability management and is managed within the overall asset/liability framework. The principal objectives of asset/liability management are to manage sensitivity of net interest spreads and net interest income to potential changes in interest rates. Funding positions are kept within predetermined limits designed to ensure that risk-taking is not excessive and that liquidity is properly managed. The Board of Directors seeks to address interest rate and non-interest income risk tolerances and, thereby, control risks. Goals are (1) to increase the dollar amount of net interest income at a growth rate consistent with the growth rate of total assets and, given fluctuations in the external interest-rate environment, (2) to minimize fluctuations in net interest margin as a percentage of earning assets.

This type of risk focuses on the economic scenarios relative to the value of the Bank in the current interest rate environment, and the sensitivity to that value from changes in interest rates. Re-pricing risk, basis risk, yield curve risk, and options risk are types of interest risk to be considered. Interest rate risk occurs due to differences between the timing of rate changes and the timing of cash flows (re-pricing risk); from changing rate relationships among different yield curves affecting bank activities (basis risk); and from changing rate relationships across the range of maturities (yield curve risk); and from interest-related options embedded in bank products (options risk). Interest risk considerations typically include the effect of a change in interest rates on both the bank’s accrual earnings and the market value of portfolio equity.

Interest rate sensitivity refers to the Bank’s capability and/or need to react to actual and forecast interest rates and yields in the money and capital markets as well as in the local competitive environment. The magnitude of these gains or losses depends on the severity and timing of the market changes and on the ability to adjust. The ability to adjust is controlled by the remaining time to maturity of fixed-rate contracts, customer actions, and the existence of contracts that provide for rate adjustments prior to maturity. Analysis of interest rate sensitivity in the form of a net interest rate shock is employed. In performing interest rate shock analysis, financial forecasting and simulation are used to anticipate the impact of forecast interest rates and evaluate the potential risk of alternative interest rates. This policy is implemented by first producing a current forecast of balance sheet volumes and net earnings for the twelve-month forecast horizon. The second step is for eight alternative simulations to be prepared to test the forecast’s sensitivity to interest-rate shocks and changes in the shape of the treasury yield curve. The four alternative simulations are +/- 100, +/- 200, +/- 300 and +/-400 basis point shift. After each alternative simulation, the forecast net interest income for the twelve-month period and the present value of equity at the end of the historical period are compared to the net interest income and present value of equity produced by the alternative simulation. The percent changes in net interest income and present value of equity is then compared to management’s guideline targets. The Bank also looks at varying scenarios such as nonparallel shifts in the yield curve. The model used for the simulations continues to be analyzed for possible refinements to assumptions. However, neither of financial forecasting or simulation adequately forecasts the impact of potential changes in interest rates on net interest income. A yearly forecast of balance sheet volumes and net earnings is relied upon as a basis for asset liability decisions. Each forecast is subject to testing for alternative interest rate possibilities to evaluate the risk inherent in management’s plans. The alternative interest rate possibilities are (1) an immediate 200 basis point change in average interest rates, or (2) a more gradual change in average interest rates. Management believes the first method (instant change) would portray the worst case scenario as an impact on net interest earnings. Therefore, method 1 is used in the interest rate shock analysis.

Compliance Risk

Compliance risk is monitored within the structure of the compliance risk management program. Operating in compliance with laws, rules, regulations, and related accepted industry standards enhances the reputation, strategic goals and objectives, and operations of the Company. Compliance risk attempts to evaluate and identify the overall level of compliance risk by measuring and defining the areas of risk for a designated law, rule, or regulation. Defined risk factors within three risk categories (legal and regulatory, operational, and reputation risk) assist in determining the overall compliance risk rating assigned to each law, rule, or regulation. Various factors within each risk category can increase or decrease the risk of non-compliance. Each risk category is assigned a risk rating of High, Moderate, or Low. The overall compliance risk rating for each law or regulation is the average of the risk ratings for the three risk categories. The compliance risk assessment is conducted with the Compliance Committee and key business lines, departments, and functional areas. Compliance risk assessment results are reviewed by the Compliance Committee and reported to the Risk Committee and the Audit Committee of the Board of Directors.

In addition to an overall compliance risk assessment, specific regulations require risk assessments based on defined risk factors. Identity Theft Red Flags regulations require an annual Identity Theft risk assessment. The purpose of this risk assessment is to periodically review and update the Identity Theft Red Flag Program based on methods used to open accounts, methods available to access accounts, ongoing account monitoring, and the Company’s experiences with identity theft. Regulators expect a risk assessment process for Fair Lending risk. A fair lending risk assessment serves to verify how lending activities are identified, monitored, measured, and controlled, to make sure discriminatory, unfair, deceptive, abusive, and predatory acts and practices do not take place. A fair lending risk assessment is conducted to evaluate the present risk management process and risk mitigation strategies. Risk indicators defined by interagency Fair Lending Examination Procedures were used to assess fair lending risk. In evaluating the risk in lending activities, the following factors are considered: changes in leadership and staffing, new products, product pricing, product and service offerings, policies and procedures, processes, and changes or updates to systems. Other factors considered included the present economy of the region, the market area served, and market area demographics. These risk assessments are conducted with key business lines, departments, and functional areas as applicable. Fair Lending Risk assessment results are reviewed by the Compliance Committee and reported to the Risk Committee and Board Audit Committee.

An overall compliance risk assessment is conducted for the Bank Secrecy Act (BSA), however, more in depth risk assessments for BSA, Anti-Money Laundering (AML), Customer Identification Program (CIP), and Office of Foreign Asset Control (OFAC) are conducted on an as needed basis by a select group of BSA trained individuals with the results reported as necessary to the Audit Committee of the Board of Directors for approval. At least annually, the quantified results are reported to the Board of Directors. These Risk assessments focus on risk factors due to the Bank’s size, market presence, types of customers, types of products, geographic location, method of account opening, transaction type and are incorporated into Bank Secrecy/Anti-Money Laundering software to aid in the monitoring and reporting requirements.

Financial Reporting Internal Controls

The Sarbanes-Oxley Act of 2002 (SOX) introduced broad and challenging financial management and disclosure regulations. Non-compliance with SOX regulations has serious consequences. As an accelerated SEC filer, the requirements of section 404 of the Sarbanes-Oxley Act are applicable to the Company. Section 404 requires companies to maintain internal controls and procedures for financial reporting. Management conducts an on-going review of key financial controls over financial reporting that ensures the accuracy of financial statements and entity-level controls that ensure compliance with the Committee of Sponsoring Organizations (COSO) internal control framework requirements. The COSO framework consists of five components that actively impact one another: control environment; risk assessment; control activities; information and communication; and monitoring. These components often overlap and consistently evolve due to changes in the Company’s internal and external environment.

The review includes discussions with employees, process demonstrations, and detailed transaction testing to determine that controls are designed properly and operating effectively. The Company’s external auditor conducts its own SOX review independent of management’s review. Both management and the external auditor issue an opinion regarding both the design and operating effectiveness of the key controls over financial reporting. Results of both SOX reviews are reported to the Board of Directors.

Information Security

In conformance with Gramm-Leach-Bliley Act requirements regarding safeguarding and protecting customer information, an Information Security Risk Assessment is conducted at least annually by the Risk Committee. A risk analysis is performed to evaluate current processes, identify information assets, and determine the adequacy of the safeguarding and protection of confidential customer information collected and maintained. For each information asset identified, the criticality of the asset, the threats to the defined asset, the likelihood of compromise of the asset, the business impact if an asset is compromised, and an overall risk rating for each asset are defined. The results of this assessment are reviewed with the Information Systems (IS) Steering Committee and the Risk Committee and reported at least annually to the Board of Directors.

Information Technology Risk

Information Technology (IT) governance is the responsibility of the Board of Directors. The core elements of IT governance encompass value, risk, and controls. Management has appointed the Operations and IT Officer the responsibility for overall management of Information Technology risk. IT risk focuses on information and information systems, especially the most critical and vital information assets. Without reliable and properly secured information systems, business operations could be severely disrupted. Likewise, the preservation and enhancement of the Company’s reputation is directly linked to the way in which both information and information systems are managed. Maintaining an adequate level of security is one of several important aspects of managing IT risk.

The Information Systems (IS) Steering Committee serves as an advisory group providing assistance and guidance to management regarding customer information security, information systems planning, systems management organization, systems performance, business continuity, information security, system related expenditures, vendor management, and related policies and procedures. The IS Steering Committee is chaired by the Operations and IT Officer and meets on a monthly basis. Committee members are Executive Management representatives, the Operations and IT Officer, the Information Security Officer, the IT Director, the Compliance Manager, the Chief Lending Officer and the Risk Manager. Formal meeting minutes serve to document decisions and recommendations by the IS Steering Committee. Meeting minutes are reported to the Management Committee and the Board ERM Committee.

An annual Information Technology Audit, which is overseen by the Internal Audit Department, is conducted via a co-sourcing agreement with a third party external auditor. The objective of the IT audit is to evaluate the effectiveness and efficiency of operations, test the reliability of data and IT controls, and ensure compliance with applicable laws, regulations, guidance, and industry best practices. The methodology for the audit process is Control Objectives for Information Technology (COBIT) which is published by the Information Systems Audit and Control Association. COBIT’s audit framework and maturity model are used to determine appropriate tests for evaluating the respective control areas and to comply with the Federal Financial Institutions Examination Council (FFIEC) IT Audit guidelines. The audit is control objective oriented and is based on a comprehensive risk analysis. The audit scope addresses IT Governance, IT Management, IT Operations, and IT Security. The following systems and applications were evaluated based on operational criticality and security risks: Network Resources, Core Data Processing, Internet Banking (Business and Retail), ATM and Debit Cards, Credit Cards, Wire Transfer, ACH Processing, Item Capture and Imaging, Report and Document Storage, Platform/New Accounts Processing, Teller Processing, Commercial and Consumer Lending, Mortgage Lending, Custom Report Writing, Accounting, Payroll, and Merchant Card Services.

Testing of the internal network environment and external network perimeter were included in the IT Audit Results of the IT Audit and are reviewed with the IS Steering Committee and Management. For any exceptions identified, a responsible party is assigned and action plans are developed to address corrective measures. The final results of the IT Audit are reviewed with the Board Audit Committee. The status of unresolved audit issues along with their priority ratings is reported to both Management and the Board Audit Committee each month.

Vendor Management

The Board of Directors bears ultimate responsibility to ensure an effective vendor management program has been implemented for proper oversight of outsourced relationships. Management is charged with the responsibility to determine the necessary course of action to develop and maintain a comprehensive vendor management program. Management has appointed the Operations and Information Technology Officer/ISO to oversee management of the vendor management program. This individual reports directly to the Information Systems (IS) Steering Committee and management. The Senior Operations Officer is the focal point for vendor management standards established by the IS Steering Committee and is responsible for implementation of procedures relating to vendor management. A vendor relationship subcommittee has been established to provide assistance and promote appropriate oversight of third party vendors and service providers, especially technology service providers, who provide products, services, and support for other such activities. Current subcommittee members consist of the Risk Management Officer, the Operations and Information Technology Officer/ISO, the Senior Operations Officer, and the Assistant Compliance Manager.

The vendor management program is used to identify, measure, monitor, and control the risks associated with outsourcing arrangements. Outsourced relationships are addressed from an end to end perspective. The vendor management process reviews and evaluates the internal controls, maintenance and upkeep of an outsourced product or system, and the financial condition of third party vendors or service providers prior to selection for a new product or service, or as a condition for continued support of products and services. Third party vendors and service provider relationships are ranked by risk (High, Moderate, Low) annually as part of subcommittee’s ongoing efforts. Rankings are based on the residual risk of the relationship after analyzing the quantity of risk relative to the controls over those risks. Relationship with high risk ratings receive more frequent and stringent monitoring for due diligence, performance (financial and/or operational), and independent control validation reviews.

Management and the Board of Directors use oversight and monitoring documentation when renegotiating contracts, as well as in developing contingency planning requirements. Third party vendors and service providers may be required to sign a formal confidentiality and non-disclosure agreement. Such an agreement binds these parties to the same standards and level of data confidentiality and controls as those adhered to by the Company. High risk third party vendors and service providers may be required to provide proof of bonding or insurance. The Senior Operations Officer reports annually to the Board of Directors providing an update on the status of the vendor management program along with any significant changes or recommendations to the program.

Audit Committee Report

The Audit Committee of the Board of Directors submits the following report on the performance of its responsibilities for the year 2015. The purposes and responsibilities of the committee are elaborated in the committee charter. The Board of Directors has determined that Steven A. Everhart, Chairman of the Audit Committee, is a “financial expert” as defined under the regulations promulgated under the Sarbanes-Oxley Act discussed above. Mr. Everhart and all of the other members of the Audit Committee have been determined by the Board of Directors to be “independent” under the listing standards adopted by the NASDAQ Stock Market.

Management of the Company has primary responsibility for the financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB/United States). This audit serves as a basis for the auditors’ opinion in the annual report to shareholders addressing whether the financial statements fairly present the Company’s financial position, results of operations and cash flows. The Audit Committee’s responsibility is to monitor and oversee these processes.

In reviewing the independence of the Company’s external auditors, the committee received from BKD, LLP (“BKD”) the written disclosures and a letter regarding relationships between BKD and its related entities and the Company and its related entities and discussed with BKD its independence from the Company as required by the applicable requirements of the PCAOB.

In fulfilling its responsibilities relating to the Company’s internal controls, accounting and financial reporting policies and auditing practices, the committee has reviewed and discussed with management and BKD the Company’s audited financial statements for 2015. In this connection, the committee has discussed with BKD its judgments about the quality, in addition to the acceptability, of the Company’s accounting principles as applied in its financial reporting, as required by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in 3200T. Based on these reviews and discussions, the committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee:

Steven A. Everhart, Chairman

Darryl L. Faye

Jo Ellen Hornish

Steven J. Planson

Selection of Auditors/Principal Accounting Firm Fees

The firm of BKD, independent registered public accountants, was retained by the Audit Committee on behalf of the Company as auditors of the Company and its subsidiary for the 2015 fiscal year. BKD was engaged to provide independent audit services for the Company and its subsidiary and to provide certain non-audit services including advice on accounting, tax and reporting matters. The Board of Directors expects that a representative of BKD will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. The Company has been advised by BKD that no member of that firm has any financial interest, either direct or indirect, in the Company or its subsidiary, other than as a depositor, and it has no connections with the Company or its subsidiary in any capacity other than that of public accountants.

On February 21, 2014, the Board of Directors of the Company and the Board Audit Committee selected BKD, LLP to be appointed as the Company’s independent registered public accounting firm commencing with the quarter ended March 31, 2014. The decision to change auditors was the result of a request for proposal process in which the Company evaluated the credentials of several firms. In connection with the selection of BKD, LLP, on February 21, 2014, the Board of Directors and its Audit Committee also dismissed Plante & Moran, PLLC as the Company’s independent registered public accounting firm.

During the Company’s fiscal years ended December 31, 2013 through February 21, 2014, neither the Company nor anyone on its behalf has consulted BKD, LLP with respect to either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that BKD, LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The audit reports of Plante & Moran, PLLC on the Company’s consolidated financial statements as of and for the year ended December 31, 2013 did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of Plante & Moran, PLLC on the effectiveness of internal control over financial reporting as of December 31, 2013 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal year ended December 31, 2013 and from January 1, 2014 through February 21, 2014, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Plante & Moran, PLLC on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedures, which disagreements, if not resolved to the satisfaction of Plante & Moran, PLLC, would have caused Plante & Moran, PLLC to make reference to the subject matter of the disagreements in its audit reports on the Company’s consolidated financial statements for such years.

During the year ended December 31, 2013 and the subsequent interim periods through February 21, 2014, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

BKD billed the aggregate fees shown below for audit, audit related matters, tax and other services rendered to the Company and its subsidiary for the years 2015 and 2014. Audit fees include fees billed in connection with the audit of the Company’s annual financial statements, fees billed for the review of the unaudited financial statements contained in the Company’s periodic reports on Form 10-Q, as filed with the Securities and Exchange Commission and assistance in compliance with the internal control requirements mandated by Section 404 of Sarbanes-Oxley. Audit related fees may include consulting on other accounting matters. Tax consulting services included assistance regarding franchise tax and federal and state income tax planning.

BKD and its affiliates billed the following amounts to the Company and its subsidiary during 2015 and 2014, respectively for audit, audit related fees, tax fees and all other fees:

	BKD - 2015	BKD - 2014

Audit fees	$154,000	$155,200

Audit Related fees	$0	$0

Tax fees	$18,600	$18,000

All other fees	$0	$0

TOTAL	$172,600	$173,200

All the services noted above were approved by the Audit Committee.

PROPOSAL TWO

Proposal to Amend the Articles of Incorporation to Increase the Number of

Authorized Common Shares

The Board of Directors has adopted resolutions (1) declaring that an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 6,500,000 to 10,000,000 (the “Amendment”) was advisable, and (2) directing that a proposal to approve the Amendment be submitted to the holders of our common stock for their approval at the Annual Meeting. It is proposed that Article Fourth of the Company’s Articles be amended to read in its entirety as follows:

“FOURTH: The number of shares which the Corporation is authorized to have outstanding is 10,000,000 shares all of which shall be common shares, without par value (the “Shares”). The holders of the Shares are entitled at all times, except in the election of directors where the Shares may be voted cumulatively, to one (1) vote for each Share and to such dividends as the Board of Directors (herein called the “Board”) may in its discretion periodically declare. In the event of any liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation after the payment of all debts and necessary expenses shall be distributed among the holders of the Shares pro rata in accordance with their respective Share holdings”.

Background and Reasons for the Amendment

As of February 24, 2016 the Company had 6,500,000 shares authorized, 4,605,534 of which were outstanding, with 594,466 shares held by the Company as treasury stock. As a result, we had 1,894,466 shares of common stock unreserved and available for future issuance as of the February 24, 2016 Record Date.    In the event Proposal Two is approved by shareholders, the Company would continue to have 4,605,534 shares outstanding and 5,394,466 shares available for future issuance as of the Record Date. The Board is proposing to increase the number of authorized common shares of the Company from 6,500,000 to 10,000,000. Each share will continue to be without par value.

Our Board of Directors and management team are routinely engaged in the identifying and evaluating potential strategic alternatives to further strengthen our capital base and enhance shareholder value. Among these alternatives include additional offerings of common stock. While we currently have no plans or agreements for issuing additional shares of common stock, the Board of Directors believes that it is advisable to increase the number of authorized shares of common stock to ensure that we will have a sufficient number of available shares to undertake a potential common stock offering and to assure flexibility in the future. This increase would avoid the possible delay and expense of holding a special meeting of shareholders at a later date. In addition to providing the shares necessary for a common stock offering, we may also use the additional shares in connection with certain merger and acquisition opportunities, the issuance of shares under current or future equity incentive plans for our directors, officers and employees, the issuance of stock dividends or stock splits, and other corporate purposes.

Although an increase in the authorized shares of our common stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction resulting in our acquisition by another company), the proposed increase in authorized shares and in authorized shares of common stock is not in response to any effort by any person or group to accumulate our common stock or to obtain control of us by any means. In addition, the proposal is not part of any plan by our Board of Directors to recommend or implement a series of anti-takeover measures.

Procedure for Implementing the Amendment

The Amendment, if approved by our shareholders, would become effective upon the filing of a certificate of amendment to our Articles of Incorporation with the Secretary of State of the State of Ohio. If the Amendment is approved by our shareholders, we expect to file the certificate of amendment effecting the Amendment promptly upon such approval.

Authority of the Board of Directors to Issue Additional Shares of Common Stock

If this amendment is approved and we are authorized to issue additional shares of common stock, the Board of Directors will determine whether, when, and on what terms to issue the additional shares of common stock without further action by our shareholders, unless shareholder approval is required by applicable law or securities exchange listing requirements in connection with a particular transaction.

Dilution to Existing Shareholders

Our shareholders currently have the preemptive right to purchase additional securities which may be issued by the Company from time to time, as provided by Ohio Revised Code Section 1701.15. In general, preemptive rights permit stockholders of a corporation to subscribe to a sufficient number of shares so as to maintain their relative pro rata ownership upon the issuance of additional shares, except in certain circumstances. Certain issuances of shares by the Company are exempt from preemptive rights under Ohio law. Three of the important exceptions to preemptive rights include: (i) the issuance of shares for other than money; (ii) the sale of treasury shares, which are shares previously outstanding that are repurchased by the Company; and (iii) the issuance of shares as a stock dividend or distribution. The exception permitting the issuance of shares for other than money would apply to the issuance of shares to shareholders of another financial institution in an acquisition by the Company, or the issuance of shares for services. The exception permitting the Company to issue treasury shares would allow the Company to resell shares it acquires from shareholders from time to time. Except for a stock split or stock dividend, issuances of common shares will dilute the voting power and ownership of our existing shareholders and will dilute earnings or loss per share of common stock. Depending on the price at which the shares are issued, an issuance may reduce the per share book value of the Company’s common shares. The Company currently has no intention of authorizing a stock dividend or stock split in connection with the increase to the number of authorized common shares.

No Appraisal Rights

Under Ohio law and our Articles of Incorporation, holders of our common stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Amendment.

Vote Required to Approve the Amendment and Recommendation

Under Ohio law and our Articles of Incorporation, the affirmative vote of the holders of 66 2/3% of the total number of shares voted with respect to Proposal Two is required to approve the Amendment, provided however, that the total number of shares voted in favor of the Amendment represent at least a simple majority of the Company’s total voting power.

THE BOARD OF DIRECTORS UNANIMOUSLY APPROVES AND RECOMMENDS TO SHAREHOLDERS THE ADOPTION OF PROPOSAL TWO, WHICH WILL RESULT IN THE AMENDMENT OF THE CORPORATION’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF THE COMPANY’S COMMON SHARES.

PROPOSAL THREE:

Advisory Vote on the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors proposes and recommends that the shareholders approve the selection by the Committee of the firm of BKD, LLP to serve as the Company’s independent registered public accounting firm for the 2016 fiscal year. Action by the shareholders is not required by law in the appointment of an independent registered public accounting firm, but their appointment is submitted by the Audit Committee of the Board of Directors in order to give the shareholders a voice in the designation of auditors. If the resolution approving BKD, LLP as the Company’s independent registered public accounting firm is rejected by the shareholders, the Committee will reconsider its choice of independent auditors. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Proxies in the form solicited hereby which are properly executed and returned to the Company will be voted in favor of this non-binding proposal unless otherwise instructed by the shareholder. The affirmative vote of a majority of the votes cast by the holders of the Company’s common stock is required to approve Proposal Three. An abstention is not a “vote cast”. Abstentions from voting and broker non-votes, if any, on Proposal Three are not treated as votes cast and, therefore, will have no effect on outcome of the passage of the proposal.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE NON-BINDING ADVISORY PROPOSAL ON THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Compensation Discussion and Analysis

Introduction. The Compensation Committee administers our executive compensation program. The committee, which is composed entirely of independent directors, is responsible for reviewing and determining executive officer compensation, for evaluating the President and Chief Executive Officer, for overseeing the evaluation of all other officers and employees, for administering our incentive compensation programs (including the long-term equity incentive plan), for approving and overseeing the administration of our employee benefits programs, for providing insight and guidance to management with respect to employee compensation, and for reviewing and making recommendations to the Board with respect to director compensation. The President and Chief Executive Officer participates with respect to making recommendations concerning annual salary adjustments and long term equity incentive compensation regarding executive officers (other than himself) of the Company.

The Compensation Committee operates under a charter adopted by the Board of Directors. Annually, the Compensation Committee reviews the adequacy of its charter and recommends changes to the Board for approval. The Compensation Committee meets at scheduled times during the year and also acts upon occasion by written consent. The Chair of the Compensation Committee reports on committee activities and makes committee recommendations at meetings of the Board of Directors.

Compensation Philosophy. Our executive compensation programs seek to achieve and maintain equity with respect to balancing the interests of shareholders and executive officers, while supporting our need to attract and retain competent executive management. The Compensation Committee has developed an executive compensation policy, along with supporting executive compensation plans and programs, which are intended to attain the following objectives:

•	Support a pay-for-performance policy that rewards executive officers for corporate performance.

•	Motivate executive officers to achieve strategic business goals.

•	Provide competitive compensation opportunities critical to the Company’s long-term success.

The committee collects and analyzes comparative executive compensation information from relevant peer groups, approves executive salary adjustments, recommends executive discretionary cash-based incentive/compensation program thresholds, and administers the Company’s long term equity incentive compensation plan. Additionally, from time to time, the committee reviews other human resource issues, including benefits, management performance appraisals, and succession planning.

The committee uses comparisons of competitive executive pay practices taken from banking industry compensation surveys and, from time-to-time, consultation with independent executive compensation advisors. Peer groups and competitive compensation practices are determined using executive compensation packages at bank holding companies and subsidiaries of comparable size to the Company and its subsidiary. In evaluating Peer Group Companies, the base salary and incentive compensation paid to the chief executive officer of each of the following ten peer bank holding companies (symbol), as well as the respective ROA (Return on Assets) of each are taken into consideration. The committee reviews this information twice a year in conjunction with events in the industry and marketplace to determine if any changes or revisions are deemed necessary. For 2015 compensation considerations, the Peer Group Companies consisted of ten bank holding companies: Farmers National Banc Corp. (FMNB), First Citizens Banc Corp. (FCZA), First Defiance Financial Corp. (FDEF), Horizon Bancorp (HBNC), LCNB Corp. (LCNB), LNB Bancorp Inc. (LNBB), MBT Financial Corp. (MBTF), Mutualfirst Financial Inc. (MFSF), SB Financial Group, Inc. (SBFG), and United Bancshares Inc. (UBOH).

The financial performance of the selected peer group bank holding companies is also evaluated relevant to the performance of peers located outside of the Midwest, which information is made available by the FDIC as part of its Uniform Bank Performance Report. The Company may periodically review and adjust the selected peer group companies in conjunction with a regular review of executive compensation pay and practices in connection with future compensation decisions.

In making its decisions regarding annual salary adjustments, the committee reviews quantitative and qualitative performance factors as part of an annual performance appraisal. These are established for each executive position and the performance of the incumbent executive is evaluated annually against these standards. This appraisal is then integrated with market-based adjustments to salary ranges to determine if a base salary increase is merited.

The committee administers the cash-based incentive compensation program and the long term equity incentive compensation plan of the Company. Cash-based incentive bonuses and equity awards are at-risk compensation. Awards under these programs are recommended by the committee to the Board of Directors when, in the judgment of committee members, such awards are deemed to provide executive officers a reasonable incentive for the achievement of the Company’s mid and long-term strategic objective, and are otherwise justified by the performance of executive officers in relation to the performance of the Company.

The accounting and tax treatment of particular forms of compensation do not materially affect the committee’s compensation decisions. However, the committee evaluates the effect of such accounting and tax treatment on an ongoing basis and will make appropriate modifications to its compensation policies where appropriate.

Components of Compensation. The elements of total compensation paid by the Company to its senior officers, including the President and Chief Executive Officer (the “CEO”) and the other executive officers identified in the Summary Compensation Table which appears following this Compensation Discussion and Analysis (the CEO and the other executive officers identified in that Table are sometimes referred to collectively as the “Named Executive Officers”), include the following:

•	Base salary;

•	Awards under our cash-based incentive compensation program;

•	Awards under our long term equity incentive compensation plan;

•	Benefits under our Profit Sharing Plan; and

•	Benefits under our health and welfare benefits plans.

Base Salary. The base salaries of the Named Executive Officers are reviewed by the committee annually as well as at the time of any promotion or significant change in job responsibilities. The committee reviews peer group data to establish a market-competitive executive base salary program, in conjunction with a formal performance appraisal system that focuses on awards that are integrated with strategic corporate objectives. Salary income for each Named Executive Office for calendar year 2015 is reported in the “Salary” column 1 of the Summary Compensation Table, which appears following this Compensation Discussion and Analysis.

In making its decisions regarding annual salary adjustments for 2016, the Compensation Committee reviewed quantitative and qualitative performance factors as part of an annual performance appraisal. This appraisal is then integrated with market-based adjustments to salary ranges to determine if a base salary increase is merited. Based on these factors, the committee increased Mr. Siebenmorgen’s annual base salary by 2% for 2016.

Cash-Based Incentive Compensation Program. The Company has established a cash-based incentive compensation program. The cash incentive for executive officers under this plan is based on two criteria. The first is return on average assets (“ROA”) of the Bank.

If the ROA of the Bank equals the target ROA of 1.00% executive officers receive the full cash incentive established. The targeted goal of ROA is based on reviewing the projected budget, the five and ten year history and average of the Bank along with peer, industry, and other information requested by the Compensation Committee. The calculated ROA is inclusive of the cost of the incentive and is net of the captive insurance expense at the Bank level. The full cash incentive under this criterion is equivalent to 30% of base salary for the CEO and 20% of base salary for the remaining executive officers. If the ROA of the Bank is equal to .70%, fifty percent of the incentive is paid. If the ROA is between .70% and 1.00%, the incentive is paid on a prorated basis. Should the ROA exceed 1.00%, the incentive paid would be increased accordingly. At a ROA of .65%, a forty percent payout is made. Again, with ROA between .65% and .70%, the payout is prorated. Should the ROA be below .65%, no cash incentive is paid under the computation; incentive compensation would then be paid under the same terms to all employees of the Bank. The 2015 incentive was based on a calculated ROA base of 1.01% which is inclusive of the cost of the incentive and is net of the captive insurance expense for a ROA of 1.088% at the Bank level. A ROA of 1.088% exceeded the target ROA of 1.00% which is equivalent to a 114.67% payout of the incentive. Based on a 114.67% payout, 34.4% of base salary is to be paid to the CEO and 22.93% of base salary is to be paid to the remaining executive officers. The percentage of base salary for this 2015 incentive is to be paid in the first quarter 2016. The target percentage along with budget and base may be adjusted for 2016.

The second criterion used in determining the cash incentive to be paid to executive officers is earnings per share (“EPS”) of the Company. The target EPS goal is based on reviewing past performance and history and the projected EPS from the budget. The EPS target ranges for 2015 remained unchanged from 2014. Three target ranges are set for EPS, a 5% incentive would be paid for an EPS of $1.35, a 10% incentive would be paid for an EPS of $1.60, and a 15% incentive would be paid for an EPS of $1.85. If the EPS is below $1.35, an incentive would not be paid for this criterion. An EPS in between the stated targets or over the $1.85 would be adjusted accordingly. Under this criterion, an EPS of $2.24 was used for the 2015 incentive. An EPS over $1.85 resulted in a prorated payout of 152.0% of total goal which is equivalent to 22.8% of base salary paid to all executive officers. The percentage of base salary for the 2015 incentive is to be paid in the first quarter 2016. The target EPS and corresponding percentages may be adjusted for 2016.

The budget or forecast ROA and EPS used for the 2015 incentives were set equivalent to the expected performance of normal operations.

In establishing dual incentives for the executive officers of the Bank, the objective of the Company is to limit the risk exposure to compensating for short term gains while still recognizing the importance of return to its shareholders each year. Thus more emphasis is placed on rewarding for stable, long term performance through the use of ROA criterion along with a higher percentage of pay at risk. The EPS criterion recognizes a yearly target and focuses on the importance of earning performance and its impact on maintaining a healthy profitable corporation from which to pay dividends to shareholders and to maintain and improve the value of their stock. Each year, the committee sets goals for each incentive which it believes are attainable, but still require executives’ performance at a consistently high level to achieve target award levels. As such, the Company believes it has established a good balance in the incentives for executive management. Given that the target ROA and EPS may be adjusted each year at the Board’s discretion, the Company feels it has established a plan that is beneficial to both its executives and shareholders by placing overall emphasis on corporate performance and return to shareholders.

Further discussion of the Bank’s overall incentive plan may be found in the 2015 financial report and 10-K.

Incentive Stock Compensation. The Bank uses the grant of stock awards under our long-term equity incentive compensation plan as the primary vehicle for providing long-term incentive compensation opportunities to its officers, including the Named Executive Officers. The Bank has not adopted any specific policy regarding the amount or timing of any stock-based compensation under the plan. The number of shares underlying the award granted to each Named Executive Officer in 2015 is set forth in the Grants of Plan Based Awards Table and the fair value dollar amount, determined on the grant date, for calendar year 2013, 2014, and 2015 with respect to each such award is set forth in the column titled Stock Awards of the Summary Compensation Table, each of which follows. Information concerning the number of stock awards held by each Named Executive Officer as of December 31, 2015 is set forth in the Outstanding Equity Awards at Fiscal Year-end Table, which also follows.

Profit Sharing Plan. The Bank has established a 401(k) profit sharing plan that allows eligible employees to save at a minimum one percent of eligible compensation on a pre-tax basis, subject to certain Internal Revenue Service limitations. The Bank will match 50% of employee 401(k) contributions up to four percent of total eligible compensation. In addition, the Bank may make a discretionary contribution from time to time as is deemed advisable. A participant is 100% vested in the participant’s deferral contributions. A six-year vesting schedule applies to employer discretionary contributions and employee matching contributions. In order to be eligible to participate, the employee must be 21 years of age, have completed six months of service, work 1,000 hours in the plan year and be employed on the last day of the year. Entry dates have been established at January 1 and July 1 of each year. The plan calls for only lump-sum distributions upon either termination of employment, retirement, death, or disability. The Company’s contribution to the plan made on behalf of the Named Executive Officers is included under the “All Other Compensation” column in the Summary Compensation Table.

Health and Welfare Benefits. The Company provides healthcare, life and disability insurance and other employee welfare benefits programs to its employees, including its executive officers. The committee is responsible for overseeing the administration of these programs and believes that its employee benefits programs should be comparable to those maintained by other members of the relevant peer groups so as to assure that the Company is able to maintain a competitive position in terms of attracting and retaining officers and other employees. Except for our Executive Survivor Income Agreement, our employee benefits plans are provided on a non-discriminatory basis to all employees.

The Company has entered into Executive Survivor Income Agreements with some of the Named Executive Officers that provide certain death benefits to the executive’s beneficiaries upon his or her death. The agreements provide a pre- and post-retirement death benefit payable to the beneficiaries of the executive in the event of the executive’s death. The Company had originally purchased life insurance policies on the lives of all participants covered by these agreements in amounts sufficient to provide the sums necessary to pay the beneficiaries. As the employees age and their pay increased, the Company is made whole on its investment before beneficiaries receive any proceeds. Therefore, over time, the death benefit payable to the beneficiary may be smaller than the previously anticipated value. One former executive and one current Named Executive Officer have been impacted. The actual gross death benefit amounts payable under this plan are disclosed under Payments and Benefits in Connection with Termination or Change-in-Control.

Consideration of Advisory Vote on Executive Compensation. The Company conducted the last advisory vote on executive compensation at the 2014 Annual Meeting of Shareholders. Votes cast on that advisory proposal indicated a significant level of support in favor of the Company’s compensation policies and practices as disclosed in the proxy statement for the 2014 Annual Meeting. As a result of this strong shareholder support, the Board of Directors and the Committee did not believe that any significant changes to the Company’s compensation policies and practices are needed to address shareholder concerns. The next shareholder advisory vote on the Company’s executive compensation policies and practices will take place at the 2017 Annual Meeting of Shareholders.

2015 Executive Officer Compensation Program. For 2015, the Named Executive Officers in the Summary Compensation Table received salaries that were intended to maintain their compensation at a competitive level, yet acknowledged the challenging market conditions in which the Bank’s business continues to be conducted.

To aid in determining chief executive officer compensation for 2015, the Company used compensation data from peer bank holding companies which are similar in size ($589.7 million to $2.180 billion in assets), and geographic locations (located in Ohio, Indiana, and Michigan), and which are also publicly held and performing similarly to the Company as one piece of information. Data is obtained from the proxy statement filed by those companies as of the previous year end. This provided a regional comparison in addition to compensation data obtained from other state or national peer comparisons.

For 2015 executive officer compensation, the President and CEO and the CFO, participated in the presentation portion of the meeting at which compensation information was presented and reviewed. The committee then met in executive session and made its own determinations regarding compensation for the President and CEO and all other executive officers. Adjustments in 2015 base salary were based upon each Named Executive Officer’s annual performance review, an annual review of peer compensation, and the overall performance of the Company. These adjustments are consistent with the Company’s salary budget which is approved by the Compensation Committee and becomes part of the overall budget approved annually by the Board of Directors.

As part of its compensation program the Company has entered into agreements with some of the Named Executive Officers pursuant to which they will be entitled to receive severance benefits upon the occurrence of certain enumerated events following a change in control. The events that trigger payment are generally those related to termination of employment without cause or detrimental changes in the executive’s terms and conditions of employment. See Employment Contracts and Payments Upon Termination of “Change in Control” below for a more detailed description of these events. The Company believes that this structure will help: (i) assure the executives’ full attention and dedication to the Company, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control, (ii) assure the executives’ objectivity for shareholders’ interests, (iii) assure the executives of fair treatment in case of involuntary termination following a change in control, and (iv) attract and retain key talent during uncertain times.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Compensation ($)(1)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)(3)	Total ($)

Paul S. Siebenmorgen	2015	345,395	185,500	52,700	0	30,386	613,980
President and Chief Executive	2014	333,400	164,509	28,061	0	29,788	555,758
Officer (PEO)(4)	2013	321,880	132,971	22,000	0	25,403	502,254

Barbara J. Britenriker	2015	184,680	84,461	15,810	0	24,039	308,990
Executive Vice President (PFO)	2014	179,300	74,170	12,755	0	23,300	289,525
	2013	174,070	60,054	11,000	0	20,878	266,002

Todd A. Graham	2015	174,000	79,577	15,810	0	17,293	286,680
Executive Vice President	2014	168,000	69,496	12,755	0	16,645	266,897
	2013	163,000	56,235	11,000	0	14,327	244,562

Edward A. Leininger	2015	174,000	79,577	15,810	0	23,383	292,770
Executive Vice President	2014	170,251	70,247	12,755	0	22,858	276,111
	2013	166,860	57,567	11,000	0	21,589	257,015

Rex D. Rice	2015	161,000	73,632	15,810	0	20,655	271,097
Executive Vice President	2014	157,440	65,128	13,265	0	20,177	256,010
	2013	154,340	53,247	11,000	0	19,028	237,615

Summary Compensation Table Footnotes:

(1)	Reflects payments made pursuant to the Company’s cash-based incentive compensation program discussed more thoroughly under the section of this Proxy Statement captioned “Compensation Discussion and Analysis”.
(2)	Reflects the dollar amount at the market value on the grant date of each year in which restricted stock awards were granted under the long-term equity incentive compensation plan, as discussed more thoroughly under the section of this Proxy Statement captioned “Compensation Discussion and Analysis”. Each award vests three years following the date of grant.
(3)	Includes contributions to the Company’s defined contribution profit sharing and 401K plan and certain life insurance premiums paid by the Company for the benefit of the Named Executive Officer as follows:

Name	Retirement Contributions ($)	Life Insurance Premiums ($)	Total ($)

Paul S. Siebenmorgen	29,430	956	30,386
Barbara J. Britenriker	23,485	553	24,039
Todd A. Graham	16,770	523	17,293
Edward A. Leininger	22,860	523	23,383
Rex D. Rice	20,170	485	20,655

(4)	Fees paid to Mr. Siebenmorgen as a Director of the Company and the Bank (which totaled $21,100 in 2015, $18,550 in 2014, and $16,200 in 2013) are included in the amounts listed above in the salary column.

Narrative Explanation to the Summary Compensation table

Named Executive Officers participate in an annual cash-based incentive compensation program that provides for awards tied to the profit performance of the Company during the fiscal year. The amounts set forth in the bonus the “Non-Equity Incentive Compensation” column represent the awards made under the terms of the Plan for 2015 which will be paid to the respective Named Executive Officer during the first quarter of 2016. The awards under the plan in 2013 and 2014 were also paid out to officers in the first quarter of the following year. Refer to the compensation discussion and analysis for a complete explanation of the Plan.

The stock awards reported in the Summary Compensation Table represent the dollar amount valued as of the grant date of restricted stock awards to Named Executive Officers. The vesting of all of the awards of restricted stock made to date under the terms of the long term equity incentive plan occurs three years following the grant.

Outstanding Equity Awards at 2015 Fiscal Year-End Table

Name and Principal Position	Number of Shares or Units of Stock that have not Vested(1) (#)	Market Value of Shares or Units of Stock that have not Vested(2) ($)

Paul S. Siebenmorgen, President and CEO (PEO)	4,100	110,290

Barbara J. Britenriker, Executive Vice President (PFO)	1,600	43,040

Todd A. Graham, Execuitve Vice President	1,600	43,040

Edward A. Leininger, Executive Vice President	1,600	43,040

Rex D. Rice, Executive Vice President	1,620	43,578

(1)	Vesting dates for reported stock awards are as follows:

Name	Shares Vesting on 8/16/16	Shares Vesting on 8/15/17	Shares Vesting on 8/21/18

Paul S. Siebenmorgen	1,000	1,100	2,000
Barbara J. Britenriker	500	500	600
Edward A. Leininger	500	500	600
Todd A. Graham	500	500	600
Rex D. Rice	500	520	600

(2)	Market value based on market price on December 31, 2015 of $26.90.

2015 Vesting of Stock Awards Granted 8/17/2012

Stock Awards

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)
Paul S. Siebenmorgen	1,000	26,380
Barbara J. Britenriker	500	13,190
Edward A. Leininger	500	13,190
Todd A. Graham	500	13,190
Rex D. Rice	500	13,190

2015 Grants of Plan-Based Awards

Name and Principal Position	Year	Grant Date	Awards: Number of Shares of Stock or Units (#)	Value of Stock and Option Awards ($)

Paul S. Siebenmorgen, President and CEO (PEO)	2015	8/21/2015	2,000	52,700

Barbara J. Britenriker, EVP (PFO)	2015	8/21/2015	600	15,810

Todd A. Graha, EVP	2015	8/21/2015	600	15,810

Edward A. Leininger, EVP	2015	8/21/2015	600	15,810

Rex D. Rice, EVP	2015	8/21/2015	600	15,810

Narrative Explanation to the Grants of Plan-Based Awards table

The above amounts represent information regarding restricted stock awards made to each of the respective Named Executive Officers during 2015 under the terms of the Company’s Long Term Incentive Compensation Plan. The awards vest in full after three years of service from the date of grant to the respective officer. The vesting of the awards is accelerated in the event of the death or disability of the officer or upon a change in control.

Post-Employment Compensation/Change of Control Agreements

The Company entered into Change in Control Severance Compensation Agreements with its executive officers, Mr. Siebenmorgen, Ms. Britenriker, Mr. Leininger, and Mr. Rice. These agreements provide for payment of an amount equal to one year’s compensation to the executives, or two years compensation for Mr. Siebenmorgen and Ms. Britenriker, in the event that the executive’s employment is terminated in connection with a “change in control” as defined in the Agreements. No payments will be made in such event if the executive is terminated “for cause”. In 2012, the Compensation Committee evaluated the Peer Group Companies, determined that ten of the eleven Peer Group Companies used for evaluation and comparison have Change in Control Severance Compensation Agreements with their executive officers, with the average terms of their Change in Control Severance Compensation Agreements over two years. A change was approved to provide two year’s compensation to Mr. Siebenmorgen and Ms. Britenriker in the event that their employment is terminated in connection with a “change in control” as defined in their Agreements.

If a change in control had occurred as of December 31, 2015, this would have resulted in payments to the executives as shown on the following table. In addition to the payment equal to two times their annual salary for Mr.

Siebenmorgen and Ms. Britenriker and one times their annual salary for Mr. Leininger and Mr. Rice, the Agreements provide for the continuation of health insurance and other benefits, which amounts are also included in the table. Under the terms of the restricted stock awards, all granted shares would be accelerated to 100% vested and given to the officers. The values of these shares are shown using the market value as of December 31, 2015 at $26.90.

Also included in the table are amounts that would be payable to the executive or their estate upon the death of the executive pursuant to individual executive survivor income agreements (“ESIA”). See the section of the Compensation Discussion and Analysis captioned “Components of Compensation - Health and Welfare Benefits” for additional information regarding the ESIA. In addition, all unvested stock awards would also immediately vest upon the death of an executive officer.

	Potential Payments upon Termination of Employment or Change in Control
Name of Executive	(2x Salary and Bonus)	Continuation of Perquisites	Acceleration of Stock Awards	Total	Payment on Death or Disability Under ESIAs

Paul S. Siebenmorgen	$1,012,777	$36,453	$110,290	$1,159,520	$269,756

Barbara J. Britenriker	$515,150	$18,797	$43,040	$576,987	$250,000

	(1x Salary and Bonus)

Edward A. Leininger	$243,191	$12,523	$43,040	$298,754	$250,000

Rex D. Rice	$289,005	$14,790	$43,578	$347,373	$250,000

Compensation Committee Report on Executive Compensation

The Compensation Committee is responsible for discharging the responsibilities of the Board with respect to the compensation of executive officers. The Compensation Committee sets performance goals and objectives for the President and Chief Executive Officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the Compensation Committee may retain the services of a compensation consultant and consider recommendations from the President and Chief Executive Officer with respect to goals and compensation of the other executive officers. The Compensation Committee assesses the information it receives in accordance with its business judgment. The Compensation Committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the Compensation Committee and recommended to the full board for ratification.

The Compensation Committee has reviewed and discussed the disclosures contained in the section of this Proxy Statement captioned – “Compensation Discussion and Analysis” (the “CD&A”) with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board, and the Board has approved, that the CD&A be included in the proxy statement for the 2016 Annual Meeting of Shareholders.

By the Compensation Committee of the Board of Directors:

Kevin J. Sauder, Chairman

Steven A. Everhart

Jack C. Johnson

Steven J. Wyse

2015 Director Compensation

Name	Fees Earned or Paid in Cash

Eugene N. Burkholder	$23,350
Steven A. Everhart	$29,900
Darryl L. Faye	$25,375
Jo Ellen Hornish	$23,200
Jack C. Johnson	$28,150
Marcia S. Latta	$19,275
Steven J. Planson	$32,300
Anthony J. Rupp	$30,400
Kevin J. Sauder	$26,400
Steven J. Wyse	$23,625

Director Compensation Discussion

The Compensation Committee reviews the level of compensation of our directors on an annual basis. To determine the appropriateness of the current level of compensation for directors, the committee has historically obtained data from a number of different sources including publicly available data describing director compensation in peer companies and survey data collected by a member of the Compensation Committee.

At the committee’s request, the President and Chief Executive Officer compiled an analysis of director fees and the number of directors from the ten peer bank holding companies also used for comparison of executive officer compensation. The committee reviews this information twice a year in conjunction with events in the industry and marketplace to determine if any changes or revisions are deemed necessary.

Cash compensation is paid to directors in the form of retainers and meeting fees. The director fee structure effective January 1, 2015 was as follows:

•	Director Retainer Fee of $12,000 per year;

•	Chairman of the Board Retainer Fee of $15,000 per year;

•	Directors Fee of $650 per meeting attended;

•	Audit Committee Fee of $500 per meeting attended;

•	Audit Committee Chairman Fee of $650 per meeting attended; and

•	Meeting Fees for Other Board Committees of $450 per meeting attended.

Directors participating in a meeting by telephone/video conference call were compensated one-half the meeting fee for that particular meeting. The preceding table regarding Director Fees Earned or Paid in Cash reflects the fee structure in effect during 2015.

The committee reviewed the director fee structure in May 2015 and did not recommend any changes. The committee again reviewed the director fee structure in November 2015 and recommended adjustments. Effective January 1, 2016, the director fee structure is as follows:

•	Director Retainer Fee of $16,200 per year;

•	Chairman of the Board Retainer Fee of $19,200 per year;

•	Directors Fee of $650 per meeting attended;

•	Audit Committee Fee of $500 per meeting attended;

•	Audit Committee Chairman Fee of $650 per meeting attended; and

•	Meeting Fees for Other Board Committees of $500 per meeting attended.

In addition, directors participating in a meeting by telephone/video conference call will continue to be compensated one-half the meeting fee for that particular meeting. Employee directors are not paid for committee meetings.

Director compensation must retain and help attract appropriate individuals to serve. The committee feels director compensation should be fair and equitable in comparison to peers. In light of the current regulatory focus on the banking industry, increased shareholder and public scrutiny, and the difficult economic times, performance expectations such as wise counsel, strong leadership, and board member involvement through regular board meeting and committee meeting attendance are extremely important and should be appropriately compensated.

Director Independence and Related Party Transactions

Director Independence

The Corporate Governance and Nominating Committee of the Board of Directors of the Company undertakes a review of director independence annually and reports on its findings to the full Board in connection with its recommendation of nominees for election to the Board of Directors. Based upon this review, the Board of Directors has determined that all directors have met the independence standards of the NASDAQ Marketplace Rules, with the exception of Mr. Siebenmorgen, the current President and Chief Executive Officer. In determining the independence of the members of the Board of Directors, the Corporate Governance and Nominating Committee and the Board considered the following relationships.

Steven A. Everhart, who currently serves as the Chairman of the Audit Committee, is related by marriage to Marilyn Johnson, Vice President and Compliance Manager of the Bank.

Transactions with Related Parties

Certain directors, nominees, and executive officers or their associates were customers of and had transactions with the Company or its subsidiary during 2015. Transactions that involved loans or commitments by the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features. No director, executive officer or beneficial owner of more than five percent of the Company’s outstanding voting securities (or any member of their immediate families) engaged in any transaction (other than loan transaction as described) with the Company during 2015, or proposes to engage in any transaction with the Company, in which the amount involved exceeds $120,000.

Review, Approval or Ratification of Transactions with Related Persons

The Company’s Code of Ethics and Business Conduct requires that all related party transactions be pre-approved by the Company’s Audit Committee. Exemptions from that pre-approval requirement are routine banking transactions, including deposit and loan transactions, between our subsidiary and any related party that are made in compliance with, and subject to the approvals required by, all federal and state banking regulations. In making a determination to approve a related party transaction the Audit Committee will take into account, among other factors it deems appropriate, whether the proposed transaction is on terms no less favorable to the Company than those generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the proposed transaction.

Compensation Committee Interlocks and Insider Participation

In 2015 the Compensation Committee members were Kevin J. Sauder, Chairman, Steven A. Everhart, Jack Johnson, and Steven J. Wyse. None of the members of the Board’s Compensation Committee has had any relationship with the Company or the Bank requiring disclosure under Item 404 of Regulation S-K under the Securities and Exchange Act of 1934. In addition, no executive officer of the Company or the Bank serves or has served as a member of the Compensation Committee or Board of Directors of any other company (other than the Bank) which employs any member of the Company’s Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, the Company believes that during 2015 all Section 16(a) filing requirements applicable to its officers and directors were met, except for the inadvertent failure of Directors Steven Planson and Steven Everhart to each file one Form 4 in a timely manner in 2015. In each case, the late filing involved one purchase transaction. The Company believes that all delinquent reports on Form 4 have been filed with the SEC.

Proposals of Shareholders for Next Annual Meeting

Proposals of shareholders intended to be presented at the 2017 Annual Shareholders’ Meeting must be received at the Company’s offices at 307 North Defiance Street, Archbold, Ohio 43502, prior to November 10, 2016 for inclusion in the proxy statement and form of proxy. Proposals from shareholders for next year’s Annual Meeting received by the Company after January 24, 2017 will be considered untimely. With respect to such proposals, the Company will vote all shares for which it has received proxies in the interest of the Company as determined in the sole discretion of its Board of Directors. The Company also retains its authority to discretionarily vote proxies with respect to shareholder proposals received by the Company after November 10, 2016 but prior to January 24, 2017, unless the proposing shareholder takes the necessary steps outlined in Rule 14a-4(c)(2) under the Securities Exchange Act of 1934 to ensure the proper delivery of proxy materials related to the proposal.

Other Matters

The Board of Directors does not know of any other matters that are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment on such matters.

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2015 is enclosed. A copy of the Company’s Annual Report on Form 10-K for 2015, with exhibits, as filed with the Securities and Exchange Commission (“2015 10-K”), is available to any shareholder free of charge. Shareholders desiring a copy of the 2015 10-K should address written requests to Ms. Barbara J. Britenriker, Chief Financial Officer of Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502, and are asked to mark “2015 10-K Request” on the outside of the envelope containing the request.

By Order of the Board of Directors

Lydia A. Huber, Secretary

Archbold, Ohio
March 10, 2016

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

3:00 a.m. Eastern Standard Time April 14, 2016.

Vote by Internet
•	Go to www.investorvote.com/FMAO
•	Or scan the QR code with your smartphone
•	Follow the steps outlined on the secure website

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
•	Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors - To elect the following eleven (11) nominees to the Board of Directors to serve until the Annual Meeting of Shareholders in 2017:

	For	Withhold		For	Withhold		For	Withhold	+
01 - Eugene N. Burkholder	☐	☐	02 - Steven A. Everhart	☐	☐	03 - Darryl L. Faye	☐	☐

04 - Jo Ellen Hornish	☐	☐	05 - Jack C. Johnson	☐	☐	06 - Marcia S. Latta	☐	☐

07 - Steven J. Planson	☐	☐	08 - Anthony J. Rupp	☐	☐	09 - Kevin J. Sauder	☐	☐

10 - Paul S. Siebenmorgen	☐	☐	11 - Steven J. Wyse	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	To increase the number of Authorized Common shares - To Amend the Corporation’s Articles of Incorporation to increase the number of Common Shares that the Corporation is authorized to issue from 6,500,000 shares without par value to 10,000,000 shares without par value.	☐	☐	☐	3.	An advisory vote on the appointment of the independent registered public accounting firm, BKD, LLP.	☐	☐	☐
					4.	Other Business - To transact any other business which may properly come before the meeting or any adjournment of it.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign name as it appears. When shares are held by joint tenants, both should sign. (If signed in a fiduciary capacity, please give full fiduciary title. If signed by a corporation, Sign the full corporate name followed by the signature of the duly authorized officer. If signed by an agent, attach the instrument authorizing the agent to execute the proxy or a photocopy thereof.)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

029JXC

Annual Meeting Materials are available on-line at:

http://www.fm-bank.com/proxy(FMAO)fm2015/fm_info.cfm

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

REVOCABLE PROXY — FARMERS & MERCHANTS BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

April 14, 2016

7:00 p.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jack C. Johnson, and, Steven J. Wyse, or either of them, with full power of substitution, for me and in my name, place and stead, to vote all the common stock of Farmers & Merchants Bancorp, Inc. registered in the name of the undersigned as of February 24, 2016, with all powers which the undersigned would possess if personally present at the Annual Meeting of Shareholders of Farmers & Merchants Bancorp, Inc. to be held in the Founders Hall at Sauder Village, 22611 State Route 2, Archbold, Ohio, on Thursday, April 14, 2016, at 7:00 P.M., (local time), and at any adjournments thereof, and to vote as noted below. By appointing the above named persons as proxy for me, I give them the right to vote cumulatively in the election of directors and to cast the number of votes among the nominees noted below in such proportion as they shall deem appropriate, in their sole discretion, unless I have withheld my vote for any nominee, in which case votes shall not be cast for that person. This proxy revokes all prior proxies given by the undersigned.

This proxy is solicited by the Board of Directors and, unless a choice is specified, confers authority to vote: “FOR” all nominees identified under Proposal 1; and “FOR” Proposal 2 and Proposal 3. If any other business is presented at the meeting, this proxy shall be voted in accordance with the recommendations of management. All shares represented by properly executed proxies will be voted as directed.

This proxy may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently dated proxy.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors - To elect the following eleven (11) nominees to the Board of Directors to serve until the Annual Meeting of Shareholders in 2017:

	For	Withhold		For	Withhold		For	Withhold	+
01 - Eugene N. Burkholder	☐	☐	02 - Steven A. Everhart	☐	☐	03 - Darryl L. Faye	☐	☐

04 - Jo Ellen Hornish	☐	☐	05 - Jack C. Johnson	☐	☐	06 - Marcia S. Latta	☐	☐

07 - Steven J. Planson	☐	☐	08 - Anthony J. Rupp	☐	☐	09 - Kevin J. Sauder	☐	☐

10 - Paul S. Siebenmorgen	☐	☐	11 - Steven J. Wyse	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	To increase the number of Authorized Common shares - To Amend the Corporation’s Articles of Incorporation to increase the number of Common Shares that the Corporation is authorized to issue from 6,500,000 shares without par value to 10,000,000 shares without par value.	☐	☐	☐	3.	An advisory vote on the appointment of the independent registered public accounting firm, BKD, LLP.	☐	☐	☐
					4.	Other Business - To transact any other business which may properly come before the meeting or any adjournment of it.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign name as it appears. When shares are held by joint tenants, both should sign. (If signed in a fiduciary capacity, please give full fiduciary title. If signed by a corporation, Sign the full corporate name followed by the signature of the duly authorized officer. If signed by an agent, attach the instrument authorizing the agent to execute the proxy or a photocopy thereof.)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

029JYD

Annual Meeting Materials are available on-line at:

http://www.fm-bank.com/proxy(FMAO)fm2015/fm_info.cfm

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

REVOCABLE PROXY — FARMERS & MERCHANTS BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

April 14, 2016

7:00 p.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jack C. Johnson, and, Steven J. Wyse, or either of them, with full power of substitution, for me and in my name, place and stead, to vote all the common stock of Farmers & Merchants Bancorp, Inc. registered in the name of the undersigned as of February 24, 2016, with all powers which the undersigned would possess if personally present at the Annual Meeting of Shareholders of Farmers & Merchants Bancorp, Inc. to be held in the Founders Hall at Sauder Village, 22611 State Route 2, Archbold, Ohio, on Thursday, April 14, 2016, at 7:00 P.M., (local time), and at any adjournments thereof, and to vote as noted below. By appointing the above named persons as proxy for me, I give them the right to vote cumulatively in the election of directors and to cast the number of votes among the nominees noted below in such proportion as they shall deem appropriate, in their sole discretion, unless I have withheld my vote for any nominee, in which case votes shall not be cast for that person. This proxy revokes all prior proxies given by the undersigned.

This proxy is solicited by the Board of Directors and, unless a choice is specified, confers authority to vote: “FOR” all nominees identified under Proposal 1; and “FOR” Proposal 2 and Proposal 3. If any other business is presented at the meeting, this proxy shall be voted in accordance with the recommendations of management. All shares represented by properly executed proxies will be voted as directed.

This proxy may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently dated proxy.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.